Exhibit 10.1

MASTER AGREEMENT

This MASTER AGREEMENT (the “Agreement”) is made as of the 19 day of March, 2013 (the “Effective Date”), by and between Evolucia Lighting Inc., a Florida corporation with its principal office at 6151 Lake Osprey Drive, Third Floor, Sarasota, Florida 34240 (“Evolucia”) and Sunovia Energy Technologies Europe Sp. z o.o., a Polish corporation with its principal office at 09-402 Płock, ul. Chopina 46, Poland (“SETE”) (each a “Party” and collectively the “Parties”).

Recitals:

WHEREAS, Evolucia, a subsidiary of Evolucia Inc. (“ILED”), a public company which files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is trading on the OTC Markets and OTCBB under the symbol “ILED”, is presently manufacturing, marketing, selling and distributing its LED outdoor products containing its patented Aimed OpticsTM technology;

WHEREAS, the parties desire to structure a relationship whereby (i) a joint venture (“the Joint Venture”) will be established by Evolucia and SETE whereby Evolucia will sell certain distribution and manufacturing rights to the joint venture and SETE will buy from the joint venture these rights by itself or by Evolucia Distribution (a wholly-owned subsidiary of SETE, SETE shall have the exclusive right to appoint any other subsidiary in place of Evolucia Distribution subject to prior written consent of the Joint Venture) for an aggregate amount of ELEVEN MILLION DOLLARS (USD $11,000,000) as well as the required working capital for the joint venture, (ii) a distribution agreement will be entered between the joint venture and Evolucia for the exclusive marketing and distribution of Evolucia’s products within the Territory (as defined below) with the right to transfer those exclusive rights by the joint venture to Evolucia Distribution a Polish corporation, a wholly-owned subsidiary of SETE, that will be established by SETE after signing Master Agreement (“Evolucia Distribution”), (iii) a manufacturing agreement will be entered between Evolucia and the joint venture for the exclusive manufacturing of Evolucia’s products within the Territory with the right to transfer this exclusive right by the joint venture to SETE and (iv) a payment in the aggregate amount of ELEVEN MILLION DOLLARS (USD $11,000,000) will be made by the joint venture to Evolucia in accordance with the terms as outlined below;

WHEREAS, the parties agree that prior to the payment set forth in the above point (iv), but after executing the above points (i) – (iii): (i) a distribution agreement will be entered between the joint venture and Evolucia Distribution for the exclusive marketing and distribution of Evolucia’s products within the Territory  with the right to transfer those exclusive rights by Evolucia Distribution to another entities subject to the approval of the joint venture, (ii) a manufacturing agreement will be entered between the joint venture and SETE (or such other contract manufacturer subject to the approval of all members of the joint venture) for the exclusive manufacturing of Evolucia’s products within the Territory  and (iii) a payment in the aggregate amount of ELEVEN MILLION DOLLARS (USD $11,000,000) will be made by SETE or Evolucia Distribution which will receive the abovementioned rights in accordance with the terms as outlined below.

WHEREAS, Evolucia accepts the fact that SETE is entering the Agreement in accordance with the terms as outlined below based on the binding term of 20 (twenty) years of existence for both distribution agreement and manufacturing agreement, especially the payment of the aggregate amount of ELEVEN MILLION DOLLARS (USD $11,000,000) has been calculated on the basis of the existence of the aforementioned agreements for the term of 20 years. Therefore, Evolucia will not exercise any right to terminate the Agreement, distribution agreement, manufacturing agreement or the joint venture before the end of this period unless such right for termination is set forth in those agreements.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
RELATIONSHIP

1.1           Joint Venture.  Evolucia and SETE desire to establish a joint venture under the laws of Poland, or such other acceptable jurisdiction (the “Joint Venture”), for the sole purpose of the marketing and distribution of the complete portfolio of Evolucia, ILED and their subsidiaries products (which are in the portfolio of Evolucia, ILED and their subsidiaries now and in the future) and the manufacturing of the complete portfolio of Evolucia, ILED and their subsidiaries products designed and/or developed and/or manufactured by Evolucia, ILED and their subsidiaries (which are produced now and in the future) (the “Products”) within the territory set forth on Schedule 1.1 (the “Territory”). Evolucia will receive the payment as set forth below in Section 1.4 in consideration of Evolucia entering into the Distribution Agreement (as defined below) and the Manufacturing Agreement (as defined below) with the Joint Venture, subject to entering a further distribution agreement by the Joint Venture with Evolucia Distribution or an entity appointed by SETE (subject to prior written consent of the Joint Venture) and further manufacturing agreement by the Joint Venture with SETE or an entity appointed by SETE (subject to prior written consent of the Joint Venture). Evolucia will receive 51% of the Joint Venture in consideration of the contribution of  (PLN 25.500).  SETE will own 49% of the Joint Venture in consideration of the contribution of  (PLN 24.500). The Joint Venture will then transfer all distribution and manufacturing rights received from Evolucia to Evolucia Distribution and SETE or an entity appointed by SETE (subject to prior written consent of the Joint Venture) in consideration of the contribution of ELEVEN MILLION DOLLARS (USD $11,000,000) and providing the required working capital for the Joint Venture.  The Joint Venture will be governed by the Articles of Association, which is attached hereto as Exhibit A (the “Articles of Association”). The Articles of Association are to be signed in Warsaw, Poland within thirty (30) days after the execution of this Agreement.

1.2           Distribution Agreement.  Evolucia and the Joint Venture shall enter into a Distribution Agreement for the marketing, sale and distribution of the Products within the Territory, which is attached hereto as Exhibit B.  The term of the Distribution Agreement shall be for a period of twenty (20) years and shall be subject to termination, at the election of Evolucia in the event the Joint Venture fails to make a payment to Evolucia as set forth in Section 1.4 below or in the events set forth in the Distribution Agreement.

Afterwards, the Joint Venture and Evolucia Distribution or an entity appointed by SETE (subject to prior written consent of the Joint Venture) shall enter into a further distribution agreement for the marketing, sale and distribution of the Products within the Territory, which is attached hereto as Exhibit B1.  The term of the further distribution agreement shall be for a period of twenty (20) years and shall be subject to termination, at the election of Evolucia in the event the Joint Venture fails to make a payment to Evolucia as set forth in Section 1.4 below or in the events set forth in the Distribution Agreement or in the further distribution agreement.

1.3           Manufacturing Agreement.  Evolucia and the Joint Venture will enter into a Manufacturing Agreement whereby the Joint Venture will have the exclusive right to establish a manufacturing and assembly facility in Poland (the “Facility”) and acquire all needed tooling for the Facility to be used in the exclusive manufacturing (as needed), assembly, packaging and shipping of  Products to be sold within the Territory as more specifically described in that certain Manufacturing and Assembly Agreement, which is attached hereto as Exhibit C (the “Manufacturing Agreement”). The term of the Manufacturing Agreement shall be for a period of twenty (20) years and shall be subject to termination, at the election of Evolucia in the event the Joint Venture fails to make a payment to Evolucia as set forth in Section 1.4 below or in the events set forth in the Manufacturing Agreement.

Afterwards, the Joint Venture and SETE shall enter into a further manufacturing agreement whereby SETE will have the exclusive right to establish a manufacturing and assembly facility in Poland (the “Facility”) and acquire all needed tooling for the Facility to be used in the exclusive manufacturing (as needed), assembly, packaging and shipping of  Products to be sold within the Territory as more specifically described in that certain further manufacturing and assembly agreement, which is attached hereto as Exhibit C1.  The further manufacturing agreement shall be subject to termination, at the election of Evolucia in the event the Joint Venture fails to make a payment to Evolucia as set forth in Section 1.4 below or in the events set forth in the Manufacturing Agreement

1.4           Payment.  In consideration for providing the exclusive distribution and manufacturing rights to the Joint Venture in accordance with the Distribution Agreement and the Manufacturing Agreement as set forth above, the Joint Venture will make payment to Evolucia of ELEVEN MILLION DOLLARS (USD $11,000,000) (the “Full Payment”) by August 31, 2013; provided, however, the Joint Venture will make the above payment no later than 14 days from receiving the above payments from SETE and/or Evolucia Distribution and/or an entity appointed by SETE (subject to prior written consent of the Joint Venture).

1.5           Financial Statements.  JV understands and acknowledges that ILED is a public company which files reports with the Securities and Exchange Commission on an annual and quarterly basis, which are prepared in accordance with US GAAP.  As a result, JV will provide all financial records including bank statements, journal entries, financial records and all other documentation within five (5) business days of the end of every month to ensure that JV may be consolidated into the financial statements of ILED.

ARTICLE II
MISCELLANEOUS

2.1           Confidentiality.

In the course of performing this Agreement or otherwise, either Party may obtain confidential or proprietary information about the other, which information may include, but is not limited to: sales data, markets analyses, profitability information, activity-based cost reports and financial documents, as well as all information and all tangible forms of information including, but not limited to, documents, drawings, specifications, prototypes, samples, and the like, provided such information is marked as “confidential” or “proprietary, or would otherwise reasonably be understood as confidential, and also includes the existence of a commercial relationship between the parties (“Confidential Information”).  Each Party agrees (1) to use such Confidential Information only in connection with their performance under this Agreement, (2) to internally disclose such information only to those employees who need to know such information in order to perform their duties in furtherance of this Agreement, and agree to be bound by this confidentiality provision, and (3) not to disclose such information to any third party, except as required by law or government agency, or with the prior written consent of Evolucia, provided Evolucia is given notice and opportunity to intervene.

Confidential Information does not include any information which (a) was known by or in the possession of the other Party prior to disclosure, (b) is or becomes generally known to the public through no fault of the receiving party, (c) is rightfully received from a third party without restriction on disclosure and not, to the knowledge of recipient, in breach of any obligation of confidentiality, or (d) is independently developed by the recipient without use of the Confidential Information.

The confidentiality obligations described herein shall commence on the date of disclosure of the Confidential Information and shall continue (a) for Confidential Information which qualifies as a trade secret under applicable law, at all times thereafter so long as such Confidential Information so qualifies as a trade secret; and (b) for all other Confidential Information, for a period of three (3) years following such disclosure.

Upon termination of this Agreement for whatever reason, each Party shall return or destroy all Confidential Information and copies thereof belonging to the other Party, as the other Party directs in writing; provided, however, that each receiving Party may retain one archival copy thereof, to be stored in a secure location in accordance with this section, for the purposes of determining and enforcing any continuing confidentiality obligations.

SETE expressly acknowledges that ILED is a public company and subject to the public company reporting requirements imposed by the Securities and Exchange Commission. SETI further acknowledges and agrees that it and its affiliates and agents are prohibited under Federal securities laws from purchasing or selling any securities of ILED while in possession of any material non-public information concerning ILED.  Further, SETE acknowledges that ILED may be required to file this Agreement, and any related agreements or documentation, with the Securities and Exchange Commission, and that the filing will be publicly available by the general public on www.sec.gov.

2.2           Reservation Clause.  The products or services rendered under this or any agreement between these Parties must be in conformance with national and international foreign trade and customs requirements, including any embargos, sanctions or directives, or such agreement may be subject to termination.

2.3           Term and Termination.

A.           Term.  The initial term of this Agreement shall begin on the date set forth above and shall continue for a period of twenty (20) years.  Thereafter, the term of this Agreement automatically shall be extended for additional periods of one (1) year each, unless either Party terminates this Agreement as of the end of the then-current term by giving written notice to the other Party at least one hundred eighty (180) days prior to the expiration thereof.  Notwithstanding the foregoing, this Agreement may be terminated by either Party pursuant to the terms of this section.

B.           Payment Termination.  In the event Joint Venture fails to make the Full Payment to Evolucia as set forth under Article I, this Agreement, the Distribution Agreement, the Manufacturing Agreement and all related agreements shall be automatically terminated, prior to a written notice which includes last term to payment of 14 days.

C.           Pre-Termination Obligations.  Termination of this Agreement shall not relieve the parties from the obligations which have accrued prior to such termination pursuant to the provisions of this Agreement.

D.           Good Faith Resolution.  Except for termination under Section 2.3(c), in the event of a dispute under this Agreement, the parties hereby agree to negotiate in good faith to attempt to resolve the dispute prior to initiation of any litigation.

2.4           Notices.

All notices required by this Agreement shall be deemed given when personally delivered, sent by overnight delivery or by first class mail, postage prepaid, to the following:

If to Evolucia, to:

Evolucia Inc.
6151 Lake Osprey Drive, Third Floor
Sarasota, Florida 34240
Attn.: Chief Executive Officer

If to SETE, to:

Sunovia Energy Technologies Europe Sp. z.o.o.
09-402 Płock, ul. Chopina 46
Poland
Attention:  Robert Kung

or to such other person or address as each Party may from time to time designate in writing.

2.5           FORCE MAJEURE.                                           NEITHER PARTY WILL INCUR ANY LIABILITY TO THE OTHER ON ACCOUNT OF ANY LOSS OR DAMAGE RESULTING FROM ANY DELAY OR FAILURE TO PERFORM ALL OR ANY PART OF THIS AGREEMENT, IF SUCH DELAY OR FAILURE IS CAUSED, IN WHOLE OR IN PART, BY EVENTS, OCCURRENCES, OR CAUSES BEYOND THE REASONABLE CONTROL AND WITHOUT NEGLIGENCE OF THE DELAYED PARTY.  SUCH EVENTS, OCCURRENCES, OR CAUSES WILL INCLUDE, WITHOUT LIMITATION, ACTS OF NATURE, STRIKES OR LOCKOUTS, RIOTS, ACTS OF WAR OR TERRORISM, EARTHQUAKES, FIRE AND EXPLOSIONS, FLOOD, OR OTHER NATURAL DISASTERS, OR AN ACT OF GOVERNMENT.

2.6           OTHER.

A.           Governing Laws; Arbitration.  This Agreement shall be governed by and construed in accordance with the laws of Poland.  The parties will meet and discuss any dispute in good faith prior to filing any litigation matters.  All disputes arising out of or relating to this Agreement or any breach thereof shall be settled exclusively by the Court applicable for the seat of the Joint Venture.

B.           Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the matters to which it relates, and supersedes all prior written or oral agreements, negotiations and correspondence.  The terms and conditions of this Agreement shall control over any contrary terms or conditions contained in purchase orders, invoices or other ordering, billing or shipping documentation.

C.           Modification.  This Agreement may not be modified except by a writing signed by both parties.  In the event of a conflict between the terms of this Agreement and any purchase order, invoice, bill of lading or other similar document, the terms of this Agreement shall control.

D.           Assignment. Unless specifically stated herein, each Party hereby acknowledges and agrees that the other Party may only assign its rights under this Agreement provided that the other party provides its prior express written consent of such assignment.

E.           Authority.  Each Party represents and warrants to the other that the person signing this Agreement on behalf of such Party has the requisite authority to bind such Party to the terms hereof.

F.           Invalid Terms.  In the event any term or provision of this Agreement is held to be invalid by a court of competent jurisdiction, the remainder of the Agreement shall remain in effect to the extent consistent with objectives of this Agreement.

G.   Contractors.  Nothing contained in this Agreement is intended, nor shall be so construed to constitute the parties hereto as employer-employee, partners, joint-ventures or as principal and agent unless expressly indicated.

H.   Headings.  The headings for each section or subsection within this Agreement are added for purposes of reference only and shall not be deemed to be part of this Agreement.

I.   Signatures. The Agreement or any amendment thereto may be executed and transmitted by electronic mail or facsimile and may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Evolucia Lighting Inc.	Sunovia Energy Technologies Europe Sp. z o.o.

/s/ Mel Interiano	/s/ Arkadiusz Pietrzykowski
Name: Mel Interiano	Name: Arkadiusz Pietrzykowski
Title: Chief Executive Officer	Title: President

Witnessed:	Witnessed:

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE 1.1
Territory
Monaco

Malta

Vatican City

Netherlands

San Marino

Belgium

United Kingdom

Germany

Liechtenstein

Italy

Switzerland

Andorra

Luxembourg

Czech Republic

Moldova

Denmark

Poland

Slovakia

France

Hungary

Portugal

Albania

Serbia

Slovenia

Austria

Romania

Ukraine

Greece

Republic of Macedonia

Croatia

Spain

Bosnia i Herzegovina

Bulgaria

Lithuania

Ireland

Montenegro

Belarus

Latvia

Estonia

Sweden

Finland

Norway

Russia

Kazakhstan

Iceland

Exhibit A
Articles of Association

ARTICLES OF ASSOCIATION OF A LIMITED LIABILITY COMPANY

   §1.The appearing parties [EVOLUTIA] and [SETE] hereby incorporate, on own behalf, a limited liability company, hereinafter referred to as the Company.
   §2.The Company’s name is: EVOLUCIA EUROPE Spółka z ograniczoną odpowiedzialnością. The Company may use an abbreviated name: EVOLUCIA EUROPE Sp. z o.o., as well as its unique logo.
   §3.The Company’s registered office is located in […].
   §4.The Company shall be incorporated for unspecified period.
   §5.The Company may operate within the territory of the Republic of Poland and abroad, in Europe.
   §6.Within the territory of its operations, the Company may open and close branches, agencies, enterprises and other offices and join other companies of other companies operating with the territory of the Republic of Poland and in Europe as a shareholder or stockholder and it may become a member of Polish and foreign business organizations.
   §7.1.The Company’s activities include (in accordance with Polish Classification of Economic Activities):
01. Agriculture, animal breeding and cultivation, hunting, including services,
02. Forestry and logging,
03. Fishing,
05. Hard and brown coal (lignite) mining,
06. Crude oil and natural gas mining,
07. Metal ore mining,
08. Other mining,
09. Mining support services,
10. Manufacture of food products;
11. Manufacture of beverages,
12. Manufacture of tobacco products,
13. Manufacture of textile products;
14. Manufacture of clothing,
15. Manufacture of leather and leather products,
16. Manufacture of wood and cork products, excluding furniture; manufacture of straw products and weaving materials,
17. Manufacture of paper and paper products,
18. Printing and reproduction of recorded media,
19. Production and processing of coke and petroleum refining products,

20. Manufacture of chemicals and chemical products,
21. Manufacture of basic pharmaceutical substances, drugs and other pharmaceutical products,
22. Manufacture of rubber and plastic products,
23. Manufacture of products made of other non-metallic minerals,
24. Manufacture of metals,
25. Manufacture of finished metal products, excluding plant and equipment,
26. Manufacture of computers, electronic and optical products,
27. Manufacture of electric devices,
28. Manufacture of plant and equipment n.e.c.,
29. Manufacture of cars, trailers and semi-trailers, excluding motorcycles,
30. Manufacture of other transportation equipment,
31. Manufacture of furniture,
32. Other manufacture of products,
33. Repairs, maintenance and installation of plant and equipment,
35. Production and supply of electric energy, gas, steam, hot water and air for air-conditioning systems,
36. Water intake, treatment and supply,
37. Waste water drainage and treatment,
38. Activities involving collection, processing and treatment, raw material recovery,
39. Recultivation and other waste management services;
41. Construction of buildings;
42. Civil engineering and hydro engineering works,
43. Specialized construction,
45. Motor vehicle wholesale and retail sale; motor vehicle repairs,
46. Wholesale, excluding motor vehicle sales
47. Retail sales, excluding motor vehicle retail sales
49. Road and pipeline transport
50. Water transport,
51. Air transport,
52. Warehousing and transport support services,
53. Postal and courier activities,
55. Accommodation,
56. Catering services,
58. Publishing activities;
59. Film , video recording, TV program, audio recording and music recording production,
61. Telecommunications,
62. Software and IT advisory activities and related activities,

63. Information related services,
64.19.Z. Other monetary intermediation,
64.99.Z. Other financial service activities, n.e.c., except insurance and pension funding
68. Real estate service activities,
69. Legal, accounting and bookkeeping and tax advisory activities,
70. Head offices, management advisory services,
71. Architecture, engineering, research and technical analysis activities,
72. Scientific research and development,
73. Advertising, market research and opinion polling;
74. Other professional, scientific and technical activities,
75. Veterinary service activities,
77. Leasing and rental,
78. Employment related activities,
79. Activities of travel organizers, travel brokers and travel agents and other booking services and related activities,
80. Detective and security activities,
81. Building maintenance and landscaping services,
82. Office administration activities and other business support activities,
85. Education,
86. Health care,
90. Culture and entertainment artistic activities,
93. Sports, entertainment and recreation activities,
95. Repair and maintenance of computers, personal products and household appliances,
96. Other individual service activities,
97. Households employing personnel,
98. Households manufacturing products and rendering services on own account.
2. If the Company requires concession or permit to conduct specific business activity, or if the Company needs to perform appropriate organizational and structural transformations to do so, the Company shall commence its business activity in a given field after having obtained such concession or permit or after having performed appropriate organizational or structural transformations.
   §8. The Company’s share capital shall amount to PLN 50,000.- (fifty thousand PLN) and shall be divided into 1 000 (one thousand) shares, of face value PLN 50.00.- (fifty) each.
   §9. Shares in the Company’s share capital have been assumed as follows:
1/ [EVOLUCIA] shall assume 510 shares of nominal value of PLN 50.00 (fifty) each, and total value of PLN 25 500.00 (twenty five thousand) and shall pay their nominal value in cash, i.e. PLN 25 500.00.
2/ [SETE]  shall assume 490 shares of nominal value of PLN 50.00 (fifty) each, and total value of PLN 24 500.00 (twenty four thousand) and shall pay their nominal value in cash, i.e. PLN 24 500.00.
   §10.1/.All shares in the Company shall be equal and indivisible.
   2/.Each Shareholder may hold more than one share.
   §11.1/.The Company’s share capital may be increased.
   2/.The shares in the increased share capital may be paid for in cash or in kind.

   §12.The share capital may be increased by increasing the nominal value of the existing shares or by issue of new shares.
   §13.1/Shares may be redeemed against net profit either or by decreasing of share capital.
   §14.1/.The shares disposal shall require a written consent of the other shareholder. In each case [SETE] intends to sell its shares it shall obtain a prior written consent of [EVOLUTIA]. In each case [EVOLUTIA] intends to sell its shares it shall obtain a prior written consent of [SETE].
   2/.A shareholder intending to sell shares shall provide the Management Board with a written notice of such intent to sell shares, indicating the number of the shares to be sold, the potential buyer and the share sales price. Along with the notice, the shareholder intending to sell shares, shall deliver the irrevocable offer addressed to other shareholders to purchase its shares.
   3/.The Management Board shall offer the shares being sold to the remaining Shareholders within 14 (fourteen) days following the receipt of the notice referred to in paragraph two of clause fourteen (14(2)) by indicating the price of shares set forth by the selling Shareholder (right of first refusal).
   4/.The remaining Shareholders shall have the right to acquire the shares being sold proportionately to the number of their shares in the Company’s share capital. Should some of the Shareholders waive such right, it shall be transferred onto the remaining Shareholders proportionately to the number of their shares in the share capital. Shareholders may only accept or reject the share purchase offer in its entirety (i.e. as regards all the shares being sold) in 14 (fourteen) days following the offer presented by the Management Board.
   5/.If the Shareholders accept the offer, they should notify the Management Board in writing within deadlines referred to in paragraph four of clause fourteen (14(4)). Upon receipt of such notice, the Management Board shall notify the Shareholder intending to sell the shares in writing about the acceptance of the share sales offer by the remaining Shareholders.
   6/.The price of shares being sold, not lower than the price specified in the notice referred to in paragraph two of clause fourteen (14(2)) should be paid to the selling Shareholder not later than within 60 (sixty) days following the approval of the offer referred to in paragraph two of clause fourteen (14(2)).
   7/.If the Shareholder intending to sell its shares does not receive the shares sales price within the deadlines referred to in paragraph six of clause fourteen (14(6)), it is entitled to sell shares to the entity specified in the notice referred to in paragraph two of clause fourteen (14(2)) herein at the price not lower than the price specified therein.
   §15.Shareholders shall participate in profits allocated for distribution by the Shareholders Meeting proportionately to the number of shares held in the Company’s share capital.  Shareholders Meeting may exclude profit or a part thereof from distribution.. The Management Board may make advances to the shareholders towards future dividends for the financial year if the Company has sufficient funds for such advances.
   §16.The Company’s official authorities shall comprise: the Shareholders Meeting and Management Board.
   §17.Shareholders’ resolutions shall be passed at the Shareholders Meeting. Resolutions may be passed without the need to call a Shareholders Meeting, if all Shareholders agree in writing to the resolution to be passed or to a written ballot.
   §18.1/.The Shareholders Meeting may be held as ordinary or extraordinary meeting.
   2/.Ordinary Shareholders Meeting shall be called by the Management Board every year, not later than in six months following the end of a financial year.
   3/.Extraordinary Shareholders Meeting shall be called by the Management Board’s discretion and on the request of the Shareholders with at least 0.1 interest in the share capital.
   4/.Shareholders Meeting shall be convened by registered mail sent at least two weeks in advance. The notice should specify, in particular, the day, time and place of the Meeting as well as detailed agenda. If amendment is planned to the company's articles of association, such notice should also indicate the proposed amendments. Such notice may be e-mailed to a Shareholder, if such Shareholder has previously given its consent and indicated e-mail address, to which such notice should be sent.
   5/.Shareholders Meeting shall be deemed valid regardless of the number of shares represented, provided that all the Shareholders have been duly notified.
   §19.Shareholders Meetings shall be held at the Company’s seat or in Warsaw.
   §20.Shareholders Meeting’s resolutions shall be passed by majority of 60% votes, unless the Code of Commercial Companies or the provisions hereof provide for more restrictive terms for resolution passing.
   §21.1.Shareholders Meeting’s resolutions shall be required in cases referred to in the Code of Commercial Companies.
2. In addition, the following shareholders provided for herein shall require the Shareholders Meeting’s resolutions:
a/.approval of agreements, documents or other arrangements between or with the participation of the Company and its shareholders, as well as all amendments of such agreements, documents or arrangements, except for agreements, documents or other arrangements pertaining transfer of exclusive rights to manufacture and/or to distribute EVOLUCIA brand product by the Company to SETE and/or [EVOLUCIA DISTRIBUTION];
b/.amendment of the Company’s Articles of Association,
d/. specifying terms and conditions of employment agreements with the Company’s Management Board Members including Management Board Member's remuneration and bonus amount and conditions.----------------
e/.real property acquiring or disposing, including acquisition, disposal or encumbrance
f/.approving all the planned transactions and projects, in the case of which the planned expenditure is in excess of USD 50 000, subject to transactions and projects pertaining transfer of exclusive rights to manufacture and/or to distribute EVOLUCIA brand product by the Company to SETE and/or [EVOLUCIA DISTRIBUTION].
g/.granting loans, guarantees or other loan liabilities beyond the scope of activities related to the normal management of the Company,
h/.adopting Management Board’s regulation and other documents regulating the internal relations of the Company,
i/.mergers and acquisitions of an enterprise or an organized part thereof.                                                                                                                     -------------------------------------------------
k/.selling or leasing of the company’s asset, whose market value, sales price or book value exceeds USD 50 000.00 as at the transaction date; where in the case of lease, the aforementioned amount shall pertain to the transaction value and not the value of the fixed asset being leased.---------------------------------------------------------
l/.Company’s winding-up,-------------------------------------------------------------------------------------------------------
p/.profit distribution or loss covering, exclusion of profit or a part thereof from distribution,
s/.issue, purchase or buy out of any securities by the Company,
t/.increasing or decreasing the Company’s share capital;
u/. taking up loans in excess of USD 50 000,
w/ approval of the business plan of the Company and any amendments to it.-------------------------------------------
3./ Shareholders Meeting’s resolutions pertaining to the cases referred to in 21(2) above shall be passed by two-thirds majority of votes.
   §22. The Company’s Management Board shall consist of one to three members appointed for unspecified term. Two Management Board Members shall be appointed (indicated) by [SETE], and one Management Board Member shall be appointed (indicated) by [EVOLUCIA].
   §23.1/.The Company’s Management Board shall manage and represent the Company in court and elsewhere.
2/.The terms and conditions of the Management Board’s operations shall be specified in detail in the Management Board’s regulation, approval of prices of the products manufactured or sold by the Company requires unanimous resolution of all members of the Management Board.
    §24.1/. The following shall be authorized to make statements on behalf of the Company:
a. in the case of a single member Management Board - one Management Board member individually,
b. in the case of multiple-member Management Board – two Management Board members acting jointly or two one Management Board member and a Proxy.
   2.The disposal of rights or incurring liabilities in excess of double amount of the share capital shall not require the Shareholders resolution.
§25. Shareholders may be requested to make contributions up to the ten times the number of the shares held by them. Contribution amounts and dates shall be provided for in the Shareholders Meeting’s resolution. Contributions may be returned, if they are not required for covering of balance sheet losses.
§26.1/The Company’s financial year shall be a calendar year. The first financial year shall end on December thirty first two thousand thirteen (31-12-2013).
   2/ The right of supervision of the Company shall attach to each shareholder, the shareholder may obtain information and financial documents of the Company, in particular bank statements, journal entries, and the Company is obliged to disclose these data by 5 day of every month. ----------------
   §27. [SETE] may not conduct any activities competitive to the Company’s business. The Parties agree that activities competitive to the Company’s business shall mean any activity conducted by [SETE], its subsidiaries, related companies, or companies in which [SETE]  is a shareholder, consisting in buying and distributing (directly or indirectly) in the territory of Poland and Europe any [description of products] without participation or/and with circumvention of the Company; this section does not apply to activities conducted by SETE according to the agreement executed with the Company in respect of manufacturing, assembling and shipment of the products and activities conducted by EVOLUCIA DISTRIBUTION (a wholly owned subsidiary of SETE) according to the agreement executed with the Company in respect of distribution of the products.------------------------------------------------------------------------------------
  § 28. In cases not regulated hereby, the Code of Commercial Companies provisions shall apply as well as other applicable laws.
  §29. The appearing parties agree that the deed copies may be issued to the Shareholders and the Company and that the deed related expenses shall be borne by: EVOLUCIA EUROPE Spółka z ograniczoną odpowiedzialnością under incorporation with its seat in […].
  §30. In addition to the Company’s articles of association, the first Management Board was appointed. [EVOLUCIA] shall indicate (appoint, elect) […] and […] as Management Board Members. [SETE] shall indicate (appoint, elect) […] and […] as Management Board Members.

Exhibit B
Distribution Agreement

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into this the ___ day of _____ 2013 (the “Effective Date”) by and between EVOLUCIA LIGHTING INC., a corporation organized and existing under the laws of the State of Florida, U.S.A., having its principal place of business at 6151 Lake Osprey Drive, Third Floor, Sarasota, Florida 34240 (“Evolucia”), and Evolucia Europe Sp. z o.o., a corporation organized and existing under the laws of Poland, having its principal place of business at …, ul. ………, Poland (“Distributor”).

Recitals

WHEREAS, Evolucia, a wholly-owned subsidiary of Evolucia Inc. (“ILED”),  a public company which files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is trading on the OTC Markets and OTCBB under the symbol “ILED”, is presently manufacturing, marketing, distributing and selling its LED outdoor products containing its patented Aimed OpticsTM technology;

WHEREAS, Distributor is a joint venture established by Evolucia and Sunovia Energy Technologies Europe Sp. z o.o., a Polish corporation (“SETE”) for the sole purpose of the marketing, manufacturing and distribution of the complete portfolio of Evolucia Products (as defined below) in the Territory (as defined below) according to the terms set forth in the Master Agreement entered between Evolucia and SETE (the “Master Agreement”) and stipulated herein;

WHEREAS, the parties acknowledge and accept the fact that the Distributor is entitled and obliged, according to the Master Agreement, to enter into a further distribution agreement (according to Exhibit B1 to the Master Agreement) and  transfer the distribution rights received under this agreement to Evolucia Distribution, a Polish corporation, a wholly-owned subsidiary of SETE, that will be established by SETE after signing Master Agreement (“Evolucia Distribution”).

WHEREAS, the parties acknowledge and accept the fact that the Distributor is entitled and obliged, according to the Master Agreement, to enter into a further manufacturing agreement (according to Exhibit C1 to the Master Agreement) and transfer the manufacturing rights received under the Manufacturing Agreement (as defined in the Master Agreement) to SETE.

WHEREAS, the parties acknowledge and accept the fact that SETE will be sole and exclusive manufacturer of Products and SETE will then sell the Products to the Distributor who will then sell the Products to Evolucia Distribution. SETE will contribute to Evolucia Distribution the capital required to distribute the Products within the Territory.

WHEREAS, the parties acknowledge and accept that despite the fact that SETE will be exclusive manufacturer of the Products within the Territory, in the event SETE is not able to provide enough quantity of Products ordered by customers within the Territory, then the Distributor may place the manufacturing order with Evolucia pursuant to each purchase order.

WHEREAS, Evolucia desire to promote the sale of the Products in the Territory described herein;

WHEREAS, Distributor desires to exclusively market and distribute the Products in  the Territory through Evolucia Distribution; and

NOW, THEREFORE, the parties hereto, in consideration of the premises, covenants and undertakings herein contained, mutually agree as follows:

1.           DEFINITIONS

1.1           For purposes of this Agreement, the capitalized terms defined below and elsewhere in this Agreement have the meaning so defined, and such definitions apply to both singular and plural forms:

(a)
“Products” means the complete portfolio of Evolucia`s, ILED`s and their subsidiaries` products (which are in the portfolio of Evolucia, ILED and their subsidiaries now and in the future) in which Evolucia, ILED or their subsidiaries have the right to distribute in the Territory.

(b)	“Territory” means the geographical area described on Schedule 1.1(a).

(c)
“Affiliate” of a designated person means any person which controls, is controlled by, or is under common control with the named person, whether directly or through one or more intermediaries, where “control” means possession of the power to direct the management, operations or policies of the controlled person through stock ownership, contract or other arrangements.

1.2           For purposes of this Agreement, “person” shall be construed broadly to mean any individual, corporation, partnership or other legal entity.

2.           TERM.

2.1           The term of this Agreement (the “Term”) shall extend for a period of twenty (20) years commencing on the Effective Date,  unless sooner terminated in accordance with the provisions of this Agreement.

2.2           The Term shall be renewed from year to year thereafter unless one party gives the other party a written notice electing not to renew this Agreement at least one hundred eighty (180) days prior to the expiration of the then existing term or any renewal thereof, unless sooner terminated in accordance with the provisions of this Agreement.

2.3           The parties acknowledge and agree that neither is obligated to continue its business relationship with the other after the effective date of any termination of this Agreement or the expiration date if this Agreement is not renewed.

3.           DESIGNATION

Distributor will serve as the strategic partner and exclusive distributor of Evolucia for distribution of Products in the Territory during the Term of this Agreement. Section 4.1 below defines the exclusive nature of Distributor’s appointment in the Territory.

4.           EXCLUSIVITY

4.1           During the Term of this Agreement and subject to the termination of this Agreement in accordance with Section 16 below, Evolucia will not, without Distributor’s written consent, directly or through any Affiliate sell Products to any person other than Distributor for shipment by Evolucia, its Affiliate or any third person into the Territory. This Section 4.1 shall not be construed to restrict Evolucia or its Affiliates from selling or authorizing the sale of Products to persons outside of the Territory.  Evolucia shall use its reasonable efforts to exclude purchasers of the Products from reselling such Products within the Territory .

4.2           Evolucia previously granted marketing and distribution rights for certain of its Products to specified persons as described on Schedule 4.2. The sale by Evolucia of this certain Products to this certain specified persons in the Territory in accordance with these agreements shall not be restricted by this Agreement.

5.           DISTRIBUTION FEE

5.1           In consideration for entering into this Agreement, Distributor will make a payment to Evolucia in the aggregate amount of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS (USD $5,500,000) by August 31, 2013;  provided, however, the Distributor will make the above payment no later than 14 days from receiving the above payment from SETE and/or Evolucia Distribution and/or an entity appointed by SETE (subject to prior written consent of the Distributor).

6.           DUTIES OF DISTRIBUTOR

6.1           Distributor agrees to perform and comply with the following during the Term of this Agreement (parties agree that the following duties may be performed and complied by Distributor and/or Evolucia Distribution):

(a)
It will use its best efforts, to the fullest extent commercially reasonable, to promote the sale of the Products within the Territory through its sales and merchandising programs in order to obtain and sustain the maximum sales of Products in the Territory and will solicit orders for and sell the Products within the Territory.

(b)
Distributor will at all times conduct its affairs under this Agreement in accordance with the highest standards of business ethics and propriety. It will comply with all applicable laws and regulations in performing its obligations under this Agreement and will apply for and obtain (at its own expense) all approvals and licenses necessary to perform its obligations hereunder, provided that Evolucia will apply for and obtain (at its own expense) and provide to Distributor the CE certification for the Products and in other cases Evolucia will provide all needed help and assistance (including providing all documents) which is necessary to obtain other approvals and licenses necessary to perform Distributor’s obligations hereunder.

(c)
Distributor will not, without Evolucia’s prior written consent, sell or otherwise distribute within the Territory products that are similar with or compete in any way with the Products, other than Products purchased from Evolucia under this Agreement.

(d)	It will not market, sell or otherwise distribute Products purchased outside the Territory except as may be authorized by Evolucia in writing from time to time.

(e)
Distributor shall be responsible for obtaining any required licenses, permits and other governmental approvals necessary for the export of Products from Poland or any other location where such manufacturing occurs and will other comply with all export and import laws and regulations applicable to its activities under this Agreement.

7.           DUTIES OF EVOLUCIA

7.1           Evolucia agrees to perform and comply with the following during the Term of this Agreement:

(a)
Evolucia shall furnish to Distributor, at no cost, copies of all catalogues, specifications and technical data concerning the Products which Distributor shall have the right to utilize in developing its marketing materials.

(b)
Evolucia cannot conduct any discussions, trade relationships with customers in the Territory without Distributor’s written prior consent. If any customer contacts Evolucia concerning distribution, sale or purchase  of the Products in the Territory, then Evolucia is obliged to direct such customer to Distributor.

(c)
If Distributor is unable to resolve a technical issue raised by a customer, Evolucia  will participate (and provide all necessary support), at no cost, at Distributor’s demand, in any discussions between Distributor and customers in the Territory concerning Products to be purchased in connection with this Agreement. In such event, Evolucia is obliged to agree to be bound by the same restrictions on information disclosed in such discussions as the customer and in any event, such discussions will be subject to the provisions in Section 14 below.

(d)
Evolucia will provide Distributor with reasonable assistance in assisting Distributor in obtaining and providing all licenses, permits and other governmental approvals necessary for distribution of Products within the Territory (subject that Evolucia will apply for and obtain (at its own expense) and provide to Distributor the CE certification for the Products).

(e)
Evolucia shall furnish to Distributor instructions for the Distributor to appropriately label and package the Products according to legal requirements that apply in the countries within the Territory. In the event Distributor places a purchase order with the Evolucia (according to Section 7), then Evolucia shall furnish to Distributor all Products that will be labeled and packaged as directed by Distributor according to legal requirements that apply in the countries within the Territory.

8.           Purchase Orders, Products Quality, Warranties, Prices and Payment Terms.  In the event Evolucia Distribution places a purchase order with the Distributor and SETE is unable to fulfill such purchase order, then the Distributor will submit such purchase order to Evolucia under the following terms and conditions:

8.1.           Evolucia will provide the Products for Distributor in accordance with purchase orders submitted by Distributor during the term hereof (each a “Purchase Order”). All purchases of the Product shall be made solely pursuant to the terms of this Agreement and non-conflicting terms regarding Product quantities, delivery destinations and delivery dates set forth in each Purchase Order submitted by Distributor to Evolucia.  No terms of any Purchase Order shall be effective with respect to the sale of Product hereunder, except those Purchase Order terms specifically referenced above.

8.2.           Timing.  Evolucia must deliver the Products within the time schedules set forth in the Purchase Orders issued by Distributor and accepted by Evolucia. If Evolucia fails to deliver under the Purchase Order in a timely fashion, Distributor may terminate all or part of the Purchase Order.

8.3           Delivery Accuracy. Both Parties recognize the importance of delivery accuracy, and explicitly understand that delivery of the Product must be made on time, at the requested quantity as laid out in the Purchase Order.  For the purposes of calculation, an order is deemed filled if it is delivered within +/-  two (2) business days from the agreed delivery date and includes at least ninety-eight percent (98%) of the quantity. A “Business Day” shall be any day (Monday ~~–~~ Friday) other than a public holiday as set by the European Commission for the employees of the institutions of the European Union.  Evolucia shall not be liable for a delay caused by Distributor, a third party to the extent such delay is outside of the reasonable control of Evolucia, or a force majeure event (discussed below).  In the event of a delay in delivery, other than one for which Evolucia is not liable in accordance with the preceding sentence, Evolucia shall communicate regarding the cause of the delay and shall coordinate with regard to addressing the options for providing timely delivery and if requested by Distributor, Evolucia shall provide expedited shipping at Evolucia’s expense.

8.4           Evolucia warrants all Product manufactured under this Section 8 hereunder to be free from defect in manufacturing, under normal and proper storage, installation, and use for the period of five (5) years for each Product commencing from the date Evolucia ships the Product to Distributor. Evolucia will deliver the Products in full compliance with Evolucia’s quality standards to be delivered by Evolucia prior to any order. Evolucia warrants that the Product will conform to the Specifications, attached to this Agreement. Evolucia shall ensure compliance with Specifications for all Products delivering under this Section 8 and, for this purpose, shall inspect the Products prior to shipment to Distributor in accordance with established quality control procedures.  Any substantial changes in the manufacturing process or materials for the Products must be approved by Distributor.

8.5           Laws.  Both Parties and the Product shall comply with the laws of the country where the product is produced, assembled and shipped to for sale.  Both Parties have and shall maintain in good standing all necessary licenses, permits, authorizations and approvals required by or from of the country where the product is produced, assembled and shipped to for sale, and any approvals necessary and agreed upon by both Parties from industry regulatory bodies.

8.6           Limited Warranty.  THE FOREGOING WARRANTY TERMS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. EVOULCIA MAKE NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THESE TERMS AND CONDITIONS, AND EVOLUCIA EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED.

8.7           Pricing for the Products  will be determined by Evolucia at the sole discretion of Evolucia.

8.8           All taxes, duties and the like now or hereafter imposed by any jurisdiction with respect to the sale, manufacture, delivery or transportation of Products (except income taxes of Evolucia) will be for the account of Distributor, and if paid or required to be paid by Evolucia, the amount thereof will be added to and become part of the price payable by Distributor.

8.10          Evolucia shall invoice Distributor upon shipment of Product or additional Product using electronic invoicing (unless otherwise directed by Evolucia) in accordance with Evolucia’s requirements. All invoices must reference Evolucia’s material code (e.g. NAED), Purchase Order number and Product description.  Payment of undisputed invoices shall be made in thirty (30) days from date of invoice.

8.11          This section 8 applies only in the situation described in Recitals that is in the event SETE is not able to provide enough quantity of Products ordered by customers within the Territory, then the Distributor may place the manufacturing order with Evolucia pursuant to each purchase order.

9.           MINIMUM PURCHASE COMMITMENTS

                On the three (3) year anniversary of the Agreement, Distributor and Evolucia will mutually agree on a minimum number of Products that Distributor or Evolucia Distribution is required to purchase.

10.        ASSISTANCE OUTSIDE THE TERRITORY

10.1          Evolucia may, but it is under no obligation to, from time to time request that Distributor provide assistance in making sales outside of the Territory.

11.2         If Evolucia makes a written request to Distributor that refers to this Section 10 and requests such assistance, and if Distributor provides the requested assistance, then, the parties shall negotiate in good faith to reach an agreeable compensation arrangement for Distributor providing such services.

11.         TRADE NAMES AND TRADEMARKS

11.1          Evolucia represents and warrants that Evolucia is the owner of all trademarks, trade names, trade secrets, copyrights, patents and know how connected with the Products (collectively “Evolucia’s Intellectual Property”).  Evolucia’s Intellectual Property entitles Evolucia to sign and execute the Master Agreement, Manufacturer Agreement, and this Agreement and grant a limited license to Distributor to exclusively utilize Evolucia’s Intellectual Property which such right shall be further sublicensed by SETE and Evolucia Distribution and further distributors within the Territory as approved by the Distributor.

11.2          Distributor shall have the exclusive right  within the Territory to use the trade names and trademarks trade secrets, copyrights, patents and know how of Evolucia (collectively “Evolucia’s Intellectual Property”) in the promotion and sale of the Products under this Agreement until termination or expiration of this Agreement. Notwithstanding the foregoing, Evolucia reserves the right to restrict any such use which is detrimental to the names or marks. Evolucia is obliged to give a written notice to Distributor prior to such restriction with a detailed justification and description of discovered detrimental use of the names or marks and is obliged to give a 14 days period to stop such use prior to restricting the use of the names or marks.

11.3          Distributor acknowledges that Evolucia is the owner of its trade names and trademarks and that Evolucia may obtain registrations of the same in jurisdictions within the Territory. Distributors shall not assign, sublicense or otherwise permit the use of such trade names and trademarks by third parties; provided, however, the parties acknowledge that  Distributor shall enter into a further distribution agreement with Evolucia Distribution (according to Exhibit B1 to the Master Agreement) with the right to use of such trade names and trademarks fully by Evolucia Distribution and with the right to permit the use of such trade names and trademarks by another entities subject to the approval of the Distributor. Distributor shall at all times recognize, respect and protect Evolucia’s ownership of Evolucia’s Intellectual Property in connection with the sale of Products in the Territory and shall not in any way derogate, diminish or weaken Evolucia’s sole proprietary rights in said Intellectual Property.  Should the law or regulations of any jurisdiction in the Territory invest Distributor with any proprietary rights to any of said Intellectual Property, Distributor shall promptly, freely and cooperatively relinquish to Evolucia any and all such rights upon expiration or termination of this Agreement for any reason without recourse or cost to Evolucia and shall thereafter refrain from any further usage of said Intellectual Property. Distributor shall execute any assignments or other documents necessary to relinquish fully said Intellectual Property to Evolucia.

11.3          Distributor shall not remove, alter or obliterate any trade name or trademark affixed to the package of the Products, nor shall it add any other names or marks, except with the prior written consent of Evolucia or except when such names or marks are needed by applied laws.

11.4          Distributor shall promptly notify Evolucia of any and all infringements of Evolucia’s Intellectual Property in connection with Products in the Territory that may come to Distributor’s attention and shall assist Evolucia in taking such action against such infringement as Evolucia in its discretion may decide, with all expenses and cost incident thereto being defrayed by Evolucia.

12.           INDEMNITY

Distributor shall indemnify and hold Evolucia officers, directors, advisors and affiliates harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) resulting from or arising in connection with (i)  any aspect of Distributor’s business that does not relate to distribution of the Products; (ii)  the use of Evolucia’s Intellectual Property otherwise than in strict accordance with the terms hereof; (iii) the acts, errors, representations, misrepresentations, willful misconduct or negligence of Distributor, its subcontractors, employees, or agents; (iv) the negligence or willful misconduct of Distributor or any claim based upon a breach by Distributor of its representations, warranties or obligations set forth herein; provided, however, that Evolucia shall in every instance refrain from making an admission of liability, shall give to Distributor prompt written notice of any claim made, shall assist in the defense of any such claim in accordance with this Section 12 and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Distributor.

Evolucia shall indemnify and hold Distributor officers, directors, advisors and affiliates harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) resulting from or arising in connection with (i)  the use of Evolucia’s Intellectual Property in strict accordance with the terms hereof; (ii) any claim based upon a breach by Evolucia of its representations, warranties or obligations set forth herein; provided, however, that Distributor shall in every instance refrain from making an admission of liability, shall give to Evolucia prompt written notice of any claim made, shall assist in the defense of any such claim in accordance with this Section 12 and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Evolucia.

The provisions of this Section 12 shall survive with full force and effect after the termination or expiration of this Agreement.

13.           LIMITATION OF LIABILITY; FORCE MAJEURE

13.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER AS THE RESULT OF BREACH OF CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER THEORY, subject to section 13.2-13.3 below.

13.2. EVOLUCIA SHALL BE LIABLE FOR DISTRIBUTOR`S LOST PROFITS CAUSED AS A RESULT OF BREACH OF THE FOLLOWING CONTRACT OBLIGATIONS:

-	EVOLUCIA`S OBLIGATION TO GRANT AND HOLD THE DISTRIBUTOR`S EXCLUSIVE DISTRIBUTION RIGHTS IN RESPECT TO THE PRODUCTS ACCORDING TO THE PROVISIONS OF THIS AGREEMENT;

13.3. EVOLUCIA`S LIABILITY SET FORTH IN SECTION 13.2. COVERS ONLY PROFITS LOST BY DISTRIBUTOR ON EACH PRODUCT WHICH WAS NOT DISTRIBUTED BY DISTRIBUTOR  AND WAS DISTRIBUTED BY SOMEONE OTHER THAN DISTRIBUTOR DUE TO THE EVOLUCIA`S BREACH OF THE OBLIGATIONS SET FORTH ABOVE.

13.2           Any other provision contained herein to the contrary notwithstanding, neither party shall be liable to the other for any delay or failure to perform any of its obligations under this Agreement caused by compliance with governmental regulations or directions, outbreak of a state of emergency, Act of God, war, significant civil commotions, riots, epidemics, significant storms, fires, strikes, lockouts, and any other cause or causes beyond the reasonable control of such party; provided, however, under no circumstances will Distributor be relieved from making required payments under Section 8.

14.           CONFIDENTIALITY

14.1           The parties shall keep in strict confidence from any third party, and duly safeguard in the same manner as they safeguard their own like information, any and all proprietary and confidential business and technical information received from the other party concerning the business affairs and transactions covered by this Agreement, including, without limitation, all proprietary and confidential technical information received from Evolucia or its Affiliates pertaining to the Products, and shall not at any time knowingly disclose such information to others or use such information for any purpose other than as permitted under this Agreement.

14.2           A party may disclose information subject to this Section 14 to its directors, officers, employees and advisors (collectively, “Representatives”) and to its Affiliates, if and to the extent the Representative or Affiliate has a need to know in connection with the performance or enforcement of this Agreement and is obligated to maintain the information in confidence in accordance with this Agreement. A party will be responsible for any breach of this Section 14 by its Representatives or Affiliates.

14.3 Each party shall maintain information subject to this Section 14 in complete confidence until such time as it is publicly known through no act, omission or contribution of such party. Notwithstanding any prior expiration or termination of this Agreement, it is expressly understood that the provisions of this Section 14 shall survive with full force and effect until five years following the termination of this Agreement.

14.4           Notwithstanding the foregoing, any of the parties may disclose such information if required by laws, regulations or orders of the United States Government, or any of their competent agencies. In the event such disclosure is required by a party hereto, the party shall give written notice of such disclosure as soon as possible prior to making the disclosure.

14.5           Information shall be considered subject to this Section 14 only if it is disclosed: (i) in written or other tangible form and labeled or otherwise expressly identified as “confidential” or “proprietary” at the time of disclosure, or (ii) in oral form if expressly identified as “confidential” or “proprietary” at the time of disclosure and confirmed as such by written notice within thirty (30) days after the verbal disclosure. A party shall not be liable for use or disclosure of information under this Section 14 if the recipient demonstrates that the information was in the recipient’s possession at the time of its receipt hereunder and was not acquired, directly or indirectly, from the disclosing party, or if the recipient receives the information from a third party having the lawful right to disclose the same, or if the information is independently developed by the recipient without use of any confidential information received from the other party.

14.6           Distributor understands that ILED is a publicly traded company trading on the Over-the-Counter Bulletin Board and OTC Markets.  Distributor, while in possession of material, non-public information, will not engage in any transaction in ILED’s securities.

15.           INDEPENDENT CONTRACTOR

15.1           The relationship created by this Agreement is that of seller and buyer, and not that of agency, partnership or employment. References in this Agreement to “strategic partner” are not intended to and shall not be construed to refer to the legal relationship among members of a partnership.

15.2           Distributor shall not represent itself to be an agent, partner or employee of Evolucia for any purpose nor shall Distributor have any right or authority to bind Evolucia or to assume any obligation or responsibility in the name of or on behalf of Evolucia, except of rights and authorities set forth in this Agreement.

15.3           Evolucia shall not represent itself to be an agent, partner or employee of Distributor for any purpose nor shall Evolucia have any right or authority to bind Distributor or to assume any obligation or responsibility in the name of or on behalf of Distributor, except of rights and authorities set forth in this Agreement.

16.           TERMINATION

16.1           Either party may terminate this Agreement by giving a written notice of termination to the other party:

(a)           if the other party becomes insolvent and remains insolvent for a period of one (1) year, or any voluntary (i.e. filed or commenced by all members of Distributor`s Board Management jointly) or involuntary petition for bankruptcy or for corporate reorganization is filed by or against the other party, , or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, only if the same is not dismissed and the court declares other party finally and validly bankrupt ; or

(b)           if the whole or any substantial part of the business of the other party relating to this Agreement is transferred to a third party by agreement, order of court of otherwise; or

16.2           Evolucia may terminate this Agreement without notice if the whole or over 50% of the ownership or control over the voting power of the Distributor is changed (does not apply to changes of Evolucia`s shares or control over the voting power in the Distributor).

16.3           Nothing in this Section 16.1-16.2 shall affect, be construed or operate as a waiver of any right of the party aggrieved by any breach of this Agreement to recover any loss or damage incurred as a result of such breach, either before or after the termination or non-renewal hereof.

16.4           No termination of this Agreement shall release either party from any liability or obligation which has theretofore accrued and remains to be performed as of the date of such termination except for the Distributor`s obligation to make the Full Payment as in case of termination of this Agreement for the reason of failure to make the Full Payment both parties shall be released from any liability or obligation which has theretofore accrued and remains to be performed as of the date of such termination.

16.5           Neither party to this Agreement shall be liable to the other by reason of any termination or non-renewal of this Agreement for compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, or other commitments relating to the business or goodwill of any party.

16.6 In the event the Distributor fails to make the Full Payment to Evolucia as set forth under Article I of the Master Agreement, this Agreement, shall be automatically terminated, upon Evolucia providing Distributor with its intent to terminate the Agreement unless payment is received within 14 days..

17.           AUTHORITY

Each party represents and warrants to the other that it has full corporate power and authority to enter into and perform this Agreement, and neither the execution nor performance of this Agreement violates or conflicts with any agreement, contract or covenant of such party with or in favor of any other person or entity.

18.           AMENDMENT

This Agreement may not be amended except in a writing signed by authorized representatives of both parties. No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Agreement.

19.           SEVERABILITY

Every provision of this Agreement is intended to be severable so that if any provision hereof is unenforceable or invalid, for any reason whatsoever, such unenforceability or invalidity shall not affect the validity of the remainder of this Agreement.

20.           ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Any unauthorized attempt to assign shall be null and void. However, Distributor may enter into a further distribution agreement with Evolucia Distribution (according to Exhibit B1 to the Master Agreement).

21.           GOVERNING LAW; ARBITRATON

This Agreement shall be governed by and construed in accordance with the laws of Poland.
The parties will meet and discuss any dispute in good faith prior to filing any litigation matters.  All disputes arising out of or relating to this Agreement or any breach thereof shall be settled exclusively by the Court applicable for the seat of the Distributor.

22.           ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between the parties hereto as to the subject matter hereof, and supersedes any and all prior agreements, understanding, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the parties, their officers, directors, or employees as to the subject matter hereof. Neither of the parties hereto has relied upon any oral representation of the other party.

23.           NOTICE

Any notice or communication required or permitted to be given by any party to the other pursuant to this Agreement shall be sent to such party’s address for notices set forth below the signature of that party below, shall be given by facsimile or by prepaid airmail post and shall be deemed to have been given upon receipt at the address of the party to whom addressed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Distributor and Evolucia have caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

EVOLUCIA EUROPE SP. ZO.O.

By:
Name:
Title:

EVOLUCIA LIGHTING INC.

By:
Name:
Title:

Schedule 1.1(a)
Territory

Monaco

Malta

Vatican City

Netherlands

San Marino

Belgium

United Kingdom

Germany

Liechtenstein

Italy

Switzerland

Andorra

Luxembourg

Czech Republic

Moldova

Denmark

Poland

Slovakia

France

Hungary

Portugal

Albania

Serbia

Slovenia

Austria

Romania

Ukraine

Greece

Republic of Macedonia

Croatia

Spain

Bosnia i Herzegovina

Bulgaria

Lithuania

Ireland

Montenegro

Belarus

Latvia

Estonia

Sweden

Finland

Norway

Russia

Kazakhstan

Iceland

Schedule 4.2
Additional Agreements

1. Inventia USA LLC – exclusive distribution rights in Poland

Exhibit B1
Further Distribution Agreement

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into this the ___ day of _____ 2013 (the “Effective Date”) by and between Evolucia Europe Sp. z o.o., a corporation organized and existing under the laws of Poland, having its principal place of business at …, ul. ………, Poland  (“Evolucia Europe”), and Evolucia Distribution Sp. z o.o., a corporation organized and existing under the laws of Poland, having its principal place of business at …, ul. ………, Poland (“Distributor”).

Recitals

WHEREAS, Evolucia Lighting Inc., a Florida corporation with its principal office at 6151 Lake Osprey Drive, Third Floor, Sarasota, Florida 34240 (“Evolucia”), a wholly-owned subsidiary of Evolucia Inc. (“ILED”),  a public company which files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is trading on the OTC Markets and OTCBB under the symbol “ILED”, is presently manufacturing, marketing, distributing and selling its LED outdoor products containing its patented Aimed OpticsTM technology;

WHEREAS, Evolucia Europe is a joint venture established by Evolucia and Sunovia Energy Technologies Europe Sp. z o.o., a corporation organized and existing under the laws of Poland, having its principal place of business at …, ul. ………, Poland  (“SETE”) for the sole purpose of the marketing, manufacturing and distribution of the complete portfolio of Evolucia Products (as defined below) in the Territory (as defined below) according to the terms set forth in the Master Agreement entered between Evolucia and SETE on 19th day of March 2013 (the “Master Agreement”) and stipulated herein;

WHEREAS, Evolucia Distribution is a wholly-owned subsidiary of SETE, that was established by SETE after signing Master Agreement (“Evolucia Distribution”).

WHEREAS, the parties acknowledge and accept the fact that the Evolucia Europe is entitled and obliged, according to the Master Agreement, to enter into this further distribution agreement (according to Exhibit B1 to the Master Agreement) and  transfer the distribution rights received under the Distribution Agreement (as defined in the Master Agreement) to Evolucia Distribution.

WHEREAS, the parties acknowledge and accept the fact that the Evolucia Europe is entitled and obliged, according to the Master Agreement, to enter into a further manufacturing agreement (according to Exhibit C1 to the Master Agreement) and transfer the manufacturing rights received under the Manufacturing Agreement (as defined in the Master Agreement) to SETE.

WHEREAS, the parties acknowledge and accept the fact that SETE will be sole and exclusive manufacturer of Products and SETE will then sell the Products to the Evolucia Europe who will then sell the Products to Distributor. SETE will contribute to Distributor the capital required to distribute the Products within the Territory.

WHEREAS, the parties acknowledge and accept that despite the fact that SETE will be exclusive manufacturer of the Products within the Territory, in the event SETE is not able to provide enough quantity of Products ordered by customers within the Territory, then Evolucia Europe may place the manufacturing order with Evolucia pursuant to each purchase order.

WHEREAS, Evolucia Europe desire to promote the sale of the Products in the Territory described herein;

WHEREAS, Distributor desires to exclusively market and distribute the Products in  the Territory; and

NOW, THEREFORE, the parties hereto, in consideration of the premises, covenants and undertakings herein contained, mutually agree as follows:

1.           DEFINITIONS

1.1           For purposes of this Agreement, the capitalized terms defined below and elsewhere in this Agreement have the meaning so defined, and such definitions apply to both singular and plural forms:

(d)
“Products” means the complete portfolio of Evolucia`s, ILED`s and their subsidiaries` products (which are in the portfolio of Evolucia, ILED and their subsidiaries now and in the future) in which Evolucia, ILED or their subsidiaries have the right to distribute in the Territory.

(e)	“Territory” means the geographical area described on Schedule 1.1(a).

(f)
“Affiliate” of a designated person means any person which controls, is controlled by, or is under common control with the named person, whether directly or through one or more intermediaries, where “control” means possession of the power to direct the management, operations or policies of the controlled person through stock ownership, contract or other arrangements.

1.2           For purposes of this Agreement, “person” shall be construed broadly to mean any individual, corporation, partnership or other legal entity.

2.           TERM.

2.1           The term of this Agreement (the “Term”) shall extend for a period of twenty (20) years commencing on the Effective Date,  unless sooner terminated in accordance with the provisions of this Agreement.

2.2           The Term shall be renewed from year to year thereafter unless one party gives the other party a written notice electing not to renew this Agreement at least one hundred eighty (180) days prior to the expiration of the then existing term or any renewal thereof, unless sooner terminated in accordance with the provisions of this Agreement.

2.3           The parties acknowledge and agree that neither is obligated to continue its business relationship with the other after the effective date of any termination of this Agreement or the expiration date if this Agreement is not renewed.

3.           DESIGNATION

Distributor will serve as the strategic partner and exclusive distributor of Evolucia Europe for distribution of Products in the Territory during the Term of this Agreement. Section 4.1 below defines the exclusive nature of Distributor’s appointment in the Territory.

4.           EXCLUSIVITY

4.1           During the Term of this Agreement and subject to the termination of this Agreement in accordance with Section 16 below, Evolucia Europe will not, without Distributor’s written consent, directly or through any Affiliate sell Products to any person other than Distributor for shipment by Evolucia Europe, its Affiliate or any third person into the Territory.

4.2           Evolucia previously granted marketing and distribution rights for certain of its Products to specified persons as described on Schedule 4.2. The sale by Evolucia of this certain Products to this certain specified persons in the Territory in accordance with these agreements shall not be restricted by this Agreement.

4.3           Distributor is entitled to sell and transfer the distribution rights received under this Agreement to other entities upon a prior written consent of Evolucia Europe, which consent shall not be unreasonably withheld.

5.           DISTRIBUTION FEE

5.1           In consideration for entering into this Agreement, Distributor will make a payment to Evolucia Europe in the aggregate amount of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS (USD $5,500,000) by August 31, 2013.

6.           DUTIES OF DISTRIBUTOR

6.1           Distributor agrees to perform and comply with the following during the Term of this Agreement:

(f)
It will use its best efforts, to the fullest extent commercially reasonable, to promote the sale of the Products within the Territory through its sales and merchandising programs in order to obtain and sustain the maximum sales of Products in the Territory and will solicit orders for and sell the Products within the Territory.

(g)
Distributor will at all times conduct its affairs under this Agreement in accordance with the highest standards of business ethics and propriety. It will comply with all applicable laws and regulations in performing its obligations under this Agreement and will apply for and obtain (at its own expense) all approvals and licenses necessary to perform its obligations hereunder, provided that Evolucia will apply for and obtain (at its own expense) and provide to Evolucia Europe and then Evolucia Europe will provide to Distributor the CE certification for the Products and in other cases Evolucia Europe will provide all needed help and assistance (including providing all documents) which is necessary to obtain other approvals and licenses necessary to perform Distributor’s obligations hereunder.

(h)
Distributor will not, without Evolucia Europe’s prior written consent, sell or otherwise distribute within the Territory products that are similar with or compete in any way with the Products, other than Products purchased from Evolucia Europe under this Agreement.

(i)	It will not market, sell or otherwise distribute Products purchased outside the Territory except as may be authorized by Evolucia Europe in writing from time to time.

(j)
Distributor shall be responsible for obtaining any required licenses, permits and other governmental approvals necessary for the export of Products from Poland or any other location where such manufacturing occurs and will other comply with all export and import laws and regulations applicable to its activities under this Agreement.

6.           DUTIES OF EVOLUCIA EUROPE

6.1           Evolucia Europe agrees to perform and comply with the following during the Term of this Agreement:

(f)
Evolucia Europe shall furnish to Distributor, at no cost, copies of all catalogues, specifications and technical data concerning the Products which Distributor shall have the right to utilize in developing its marketing materials.

(g)
Evolucia Europe cannot conduct any discussions, trade relationships with customers in the Territory without Distributor’s written prior consent. If any customer contacts Evolucia Europe concerning distribution, sale or purchase  of the Products in the Territory, then Evolucia Europe is obliged to direct such customer to Distributor.

(h)
If Distributor is unable to resolve a technical issue raised by a customer, Evolucia Europe is will participate (and provide all necessary support), at no cost, at Distributor’s demand, in any discussions between Distributor and customers in the Territory concerning Products to be purchased in connection with this Agreement. In such events Evolucia Europe is obliged to agree to be bound by the same restrictions on information disclosed in such discussions as the customer and in any event, such discussions will be subject to the provisions in Section 14 below.

(i)
Evolucia Europe will provide Distributor with reasonable assistance in assisting Distributor in obtaining and providing all licenses, permits and other governmental approvals necessary for distribution of Products within the Territory (subject that Evolucia will apply for and obtain (at its own expense) and provide Evolucia Europe and the Evolucia Europe will provide to Distributor the CE certification for the Products).

(j)
Evolucia Europe shall furnish to Distributor instructions for the Distributor to appropriately label and package the Products according to legal requirements that apply in the countries within the Territory. In the event Distributor places a purchase order with the Evolucia Europe (according to Section 7), then Evolucia Europe shall furnish to Distributor all Products that will be labeled and packaged as directed by Distributor according to legal requirements that apply in the countries within the Territory.

7.           Purchase Orders.

7.1.           Evolucia Europe will provide the Products for Distributor in accordance with purchase orders submitted by Distributor to Evolucia Europe during the term hereof (each a “Purchase Order”). All purchases of the Product shall be made solely pursuant to the terms of this Agreement and non-conflicting terms regarding Product quantities, delivery destinations and delivery dates set forth in each Purchase Order submitted by Distributor to Evolucia Europe.  No terms of any Purchase Order shall be effective with respect to the sale of Product hereunder, except those Purchase Order terms specifically referenced above.

7.2.           Timing.  Evolucia Europe must deliver the Products within the time schedules set forth in the Purchase Orders issued by Distributor and accepted by Evolucia Europe. If Evolucia Europe fails to deliver under the Purchase Order in a timely fashion, Distributor may terminate all or part of the Purchase Order.

7.3           Delivery Accuracy. Both Parties recognize the importance of delivery accuracy, and explicitly understand that delivery of the Product must be made on time, at the requested quantity as laid out in the Purchase Order.  For the purposes of calculation, an order is deemed filled if it is delivered within +/-  two (2) business days from the agreed delivery date and includes at least ninety-eight percent (98%) of the quantity. A “Business Day” shall be any day (Monday ~~–~~ Friday) other than a public holiday as set by the European Commission for the employees of the institutions of the European Union.  Evolucia Europe shall not be liable for a delay caused by Distributor, a third party to the extent such delay is outside of the reasonable control of Evolucia Europe, or a force majeure event (discussed below).  In the event of a delay in delivery, other than one for which Evolucia Europe is not liable in accordance with the preceding sentence, Evolucia Europe shall communicate regarding the cause of the delay and shall coordinate with regard to addressing the options for providing timely delivery and if requested by Distributor, Evolucia Europe shall provide expedited shipping at Evolucia’s Europe expense.

8.           Products Quality, Warranties.

8.1 Evolucia Europe warrants all Product manufactured under this Section 8 hereunder to be free from defect in manufacturing, under normal and proper storage, installation, and use for the period of five (5) years for each Product commencing from the date Evolucia Europe ships the Product to Distributor. Evolucia Europe will deliver the Products in full compliance with Evolucia’s Europe quality standards to be provided by Evolucia Europe. Evolucia Europe warrants that the Product will conform to the Specifications, attached to this Agreement. Evolucia Europe shall ensure compliance with Specifications for all Products delivering under this Section 8 and, for this purpose, shall inspect the Products prior to shipment to Distributor in accordance with established quality control procedures.  Any substantial changes in the manufacturing process or materials for the Products must be approved by Distributor.

8.2.           Laws.  Both Parties and the Product shall comply with the laws of the country where the product is produced, assembled and shipped to for sale.  Both Parties have and shall maintain in good standing all necessary licenses, permits, authorizations and approvals required by or from of the country where the product is produced, assembled and shipped to for sale, and any approvals necessary and agreed upon by both Parties from industry regulatory bodies.

8.3.           Limited Warranty.  THE FOREGOING WARRANTY TERMS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. EVOLUCIA EUROPE MAKE NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THESE TERMS AND CONDITIONS, AND EVOLUCIA EUROPE EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED.

9.           PRICES AND PAYMENT TERMS.

9.1           Pricing for the Products shall be determined at the sole discretion of Evolucia Europe.

9.2           All taxes, duties and the like now or hereafter imposed by any jurisdiction with respect to the sale, manufacture, delivery or transportation of Products (except income taxes of Evolucia Europe) will be for the account of Distributor, and if paid or required to be paid by Evolucia Europe, the amount thereof will be added to and become part of the price payable by Distributor.

9.3           Evolucia Europe shall invoice Distributor upon shipment of Product or additional Product using electronic invoicing (unless otherwise directed by Evolucia Europe) in accordance with Evolucia’s Europe requirements. All invoices must reference Evolucia’s Europe material code (e.g. NAED), Purchase Order number and Product description.  Payment of undisputed invoices shall be made in thirty (30) days from date of invoice.

10.           MINIMUM PURCHASE COMMITMENTS; ASSISTANCE OUTSIDE THE TERRITORY

10.1           On the three (3) year anniversary of the Agreement, Distributor and Evolucia Europe will mutually agree on a minimum number of Products that Distributor is required to purchase.

10.2           Evolucia Europe may, but it is under no obligation to, from time to time request that Distributor provide assistance in making sales outside of the Territory.

10.3           If Evolucia Europe makes a written request to Distributor that refers to this Section 10 and requests such assistance, and if Distributor provides the requested assistance, then, the parties shall negotiate in good faith to reach an agreeable compensation arrangement for Distributor providing such services.

11.           TRADE NAMES AND TRADEMARKS

11.1           Evolucia Europe represents and warrants that Evolucia is the owner of all trademarks, trade names, trade secrets, copyrights, patents and know how connected with the Products (collectively “Evolucia’s Intellectual Property”).  Evolucia’s Intellectual Property entitles Evolucia to sign and execute the Master Agreement, Manufacturer Agreement, and Distribution Agreement and grant a limited license to Evolucia Europe to exclusively utilize Evolucia’s Intellectual Property which such right shall be further sublicensed by SETE and Distributor and further distributors within the Territory as approved by Evolucia Europe. Distribution Agreement entitles Evolucia Europe to grant a limited license to Distributor to exclusively utilize Evolucia’s Intellectual Property within the Territory.

11.2           Distributor shall have the exclusive right  within the Territory to use the trade names and trademarks, trade secrets, copyrights, patents and know how of Evolucia (collectively “Evolucia’s Intellectual Property”) in the promotion and sale of the Products under this Agreement until termination or expiration of this Agreement. Notwithstanding the foregoing, Evolucia Europe reserves the right to restrict any such use which is detrimental to the names or marks. Evolucia Europe is obliged to give a written notice to Distributor prior to such restriction with a detailed justification and description of discovered detrimental use of the names or marks and is obliged to give a 14 days period to stop such use prior to restricting the use of the names or marks.

11.3           Distributor acknowledges that Evolucia is the owner of its trade names and trademarks and that Evolucia may obtain registrations of the same in jurisdictions within the Territory. Distributors shall not assign, sublicense or otherwise permit the use of such trade names and trademarks by third parties; provided, however, the parties acknowledge that  Distributor shall have the right to permit the use (sale of sublicense) of such trade names and trademarks by another entities subject to the approval of the Evolucia Europe. Distributor shall at all times recognize, respect and protect Evolucia’s ownership of Evolucia’s Intellectual Property in connection with the sale of Products in the Territory and shall not in any way derogate, diminish or weaken Evolucia’s sole proprietary rights in said Intellectual Property.  Should the law or regulations of any jurisdiction in the Territory invest Distributor with any proprietary rights to any of said Intellectual Property, Distributor shall promptly, freely and cooperatively relinquish to Evolucia Europe any and all such rights upon expiration or termination of this Agreement for any reason without recourse or cost to Evolucia Europe and shall thereafter refrain from any further usage of said Intellectual Property. Distributor shall execute any assignments or other documents necessary to relinquish fully said Intellectual Property to Evolucia Europe.

11.3 Distributor shall not remove, alter or obliterate any trade name or trademark affixed to the package of the Products, nor shall it add any other names or marks, except with the prior written consent of Evolucia Europe or except when such names or marks are needed by applied laws.

11.4           Distributor shall promptly notify Evolucia Europe of any and all infringements of Evolucia’s Intellectual Property in connection with Products in the Territory that may come to Distributor’s attention and shall assist Evolucia Europe in taking such action against such infringement as Evolucia Europe in its discretion may decide, with all expenses and cost incident thereto being defrayed by Evolucia Europe.

12.           INDEMNITY

Distributor shall indemnify and hold Evolucia Europe officers, directors, advisors and affiliates harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) resulting from or arising in connection with (i)  any aspect of Distributor’s business that does not relate to distribution of the Products; (ii)  the use of Evolucia’s Intellectual Property otherwise than in strict accordance with the terms hereof; (iii) the acts, errors, representations, misrepresentations, willful misconduct or negligence of Distributor, its subcontractors, employees, or agents; (iv) the negligence or willful misconduct of Distributor or any claim based upon a breach by Distributor of its representations, warranties or obligations set forth herein; provided, however, that Evolucia Europe shall in every instance refrain from making an admission of liability, shall give to Distributor prompt written notice of any claim made, shall assist in the defense of any such claim in accordance with this Section 12 and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Distributor.

Evolucia Europe shall indemnify and hold Distributor officers, directors, advisors and affiliates harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) resulting from or arising in connection with (i)  the use of Evolucia’s Intellectual Property in strict accordance with the terms hereof; (ii) any claim based upon a breach by Evolucia Europe of its representations, warranties or obligations set forth herein; provided, however, that Distributor shall in every instance refrain from making an admission of liability, shall give to Evolucia Europe prompt written notice of any claim made, shall assist in the defense of any such claim in accordance with this Section 12 and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Evolucia Europe.

The provisions of this Section 12 shall survive with full force and effect after the termination or expiration of this Agreement.

13.           LIMITATION OF LIABILITY; FORCE MAJEURE

13.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER AS THE RESULT OF BREACH OF CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER THEORY, subject to section 13.2-13.3 below.

13.2. EVOLUCIA EUROPE SHALL BE LIABLE FOR DISTRIBUTOR`S LOST PROFITS CAUSED AS A RESULT OF BREACH OF THE FOLLOWING CONTRACT OBLIGATIONS:

-	EVOLUCIA`S EUROPE OBLIGATION TO GRANT AND HOLD THE DISTRIBUTOR`S EXCLUSIVE DISTRIBUTION RIGHTS IN RESPECT TO THE PRODUCTS ACCORDING TO THE PROVISIONS OF THIS AGREEMENT;

13.3. EVOLUCIA`S EUROPE LIABILITY SET FORTH IN SECTION 13.2. COVERS ONLY PROFITS LOST BY DISTRIBUTOR ON EACH PRODUCT WHICH WAS NOT DISTRIBUTED BY DISTRIBUTOR  AND WAS DISTRIBUTED BY SOMEONE OTHER THAN DISTRIBUTOR DUE TO THE EVOLUCIA`S EUROPE BREACH OF THE OBLIGATIONS SET FORTH ABOVE.

13.2           Any other provision contained herein to the contrary notwithstanding, neither party shall be liable to the other for any delay or failure to perform any of its obligations under this Agreement caused by compliance with governmental regulations or directions, outbreak of a state of emergency, Act of God, war, significant civil commotions, riots, epidemics, significant storms, fires, strikes, lockouts, and any other cause or causes beyond the reasonable control of such party; provided, however, under no circumstances will Distributor be relieved from making required payments under Section 8.

14.           CONFIDENTIALITY

14.1           The parties shall keep in strict confidence from any third party, and duly safeguard in the same manner as they safeguard their own like information, any and all proprietary and confidential business and technical information received from the other party concerning the business affairs and transactions covered by this Agreement, including, without limitation, all proprietary and confidential technical information received from Evolucia Europe or its Affiliates pertaining to the Products, and shall not at any time knowingly disclose such information to others or use such information for any purpose other than as permitted under this Agreement.

14.2           A party may disclose information subject to this Section 14 to its directors, officers, employees and advisors (collectively, “Representatives”) and to its Affiliates, if and to the extent the Representative or Affiliate has a need to know in connection with the performance or enforcement of this Agreement and is obligated to maintain the information in confidence in accordance with this Agreement. A party will be responsible for any breach of this Section 14 by its Representatives or Affiliates.

14.3 Each party shall maintain information subject to this Section 14 in complete confidence until such time as it is publicly known through no act, omission or contribution of such party. Notwithstanding any prior expiration or termination of this Agreement, it is expressly understood that the provisions of this Section 14 shall survive with full force and effect until five years following the termination of this Agreement.

14.4           Notwithstanding the foregoing, any of the parties may disclose such information if required by laws, regulations or orders of the United States Government, or any of their competent agencies. In the event such disclosure is required by a party hereto, the party shall give written notice of such disclosure as soon as possible prior to making the disclosure.

14.5           Information shall be considered subject to this Section 14 only if it is disclosed: (i) in written or other tangible form and labeled or otherwise expressly identified as “confidential” or “proprietary” at the time of disclosure, or (ii) in oral form if expressly identified as “confidential” or “proprietary” at the time of disclosure and confirmed as such by written notice within thirty (30) days after the verbal disclosure. A party shall not be liable for use or disclosure of information under this Section 14 if the recipient demonstrates that the information was in the recipient’s possession at the time of its receipt hereunder and was not acquired, directly or indirectly, from the disclosing party, or if the recipient receives the information from a third party having the lawful right to disclose the same, or if the information is independently developed by the recipient without use of any confidential information received from the other party.

14.6           Distributor understands that ILED is a publicly traded company trading on the Over-the-Counter Bulletin Board and OTC Markets.  Distributor, while in possession of material, non-public information, will not engage in any transaction in ILED’s securities.

15.           INDEPENDENT CONTRACTOR

15.1           The relationship created by this Agreement is that of seller and buyer, and not that of agency, partnership or employment. References in this Agreement to “strategic partner” are not intended to and shall not be construed to refer to the legal relationship among members of a partnership.

15.2           Distributor shall not represent itself to be an agent, partner or employee of Evolucia Europe for any purpose nor shall Distributor have any right or authority to bind Evolucia Europe or to assume any obligation or responsibility in the name of or on behalf of Evolucia Europe, except of rights and authorities set forth in this Agreement.

15.3           Evolucia Europe shall not represent itself to be an agent, partner or employee of Distributor for any purpose nor shall Evolucia Europe have any right or authority to bind Distributor or to assume any obligation or responsibility in the name of or on behalf of Distributor, except of rights and authorities set forth in this Agreement.

16.           TERMINATION

16.1           Either party may terminate this Agreement by giving a written notice of termination to the other party:

(a)           if the other party becomes insolvent and remains insolvent for a period of one (1) year, or any voluntary (i.e. filed or commenced by all members of Distributor`s Board Management jointly) or involuntary petition for bankruptcy or for corporate reorganization is filed by or against the other party, , or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, only if the same is not dismissed and the court declares other party finally and validly bankrupt ; or

(b)           if the whole or any substantial part of the business of the other party relating to this Agreement is transferred to a third party by agreement, order of court of otherwise; or

16.2           Evolucia Europe may terminate this Agreement without notice if the whole or over 50% of the ownership or control over the voting power of the Distributor is changed (does not apply to changes of Evolucia`s Europe shares or control over the voting power in the Distributor).

16.3           Nothing in this Section 16.1-16.2 shall affect, be construed or operate as a waiver of any right of the party aggrieved by any breach of this Agreement to recover any loss or damage incurred as a result of such breach, either before or after the termination or non-renewal hereof.

16.4           No termination of this Agreement shall release either party from any liability or obligation which has theretofore accrued and remains to be performed as of the date of such termination except for the Distributor`s obligation to make the Full Payment as in case of termination of this Agreement for the reason of failure to make the Full Payment both parties shall be released from any liability or obligation which has theretofore accrued and remains to be performed as of the date of such termination.

16.5           Neither party to this Agreement shall be liable to the other by reason of any termination or non-renewal of this Agreement for compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, or other commitments relating to the business or goodwill of any party.

16.6 In the event the Distributor fails to make the Full Payment to Evolucia Europe as set forth under Article I of the Master Agreement, this Agreement, shall be automatically terminated, prior to a written notice which includes last term to payment of 14 days.

16.7 In the event the Distribution Agreement entered between Evolucia Europe and Evolucia is terminated, then this Agreement shall automatically be terminated.

17.           AUTHORITY

Each party represents and warrants to the other that it has full corporate power and authority to enter into and perform this Agreement, and neither the execution nor performance of this Agreement violates or conflicts with any agreement, contract or covenant of such party with or in favor of any other person or entity.

18.           AMENDMENT

This Agreement may not be amended except in a writing signed by authorized representatives of both parties. No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Agreement.

19.           SEVERABILITY

Every provision of this Agreement is intended to be severable so that if any provision hereof is unenforceable or invalid, for any reason whatsoever, such unenforceability or invalidity shall not affect the validity of the remainder of this Agreement.

20.           ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Any unauthorized attempt to assign shall be null and void. However, Distributor may enter into a further distribution agreement with other entities upon a prior written consent of Evolucia Europe, which consent shall not be unreasonably withheld.

21.           GOVERNING LAW; ARBITRATON

This Agreement shall be governed by and construed in accordance with the laws of Poland.
The parties will meet and discuss any dispute in good faith prior to filing any litigation matters.  All disputes arising out of or relating to this Agreement or any breach thereof shall be settled exclusively by the Court applicable for the seat of the Distributor.

22.           ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between the parties hereto as to the subject matter hereof, and supersedes any and all prior agreements, understanding, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the parties, their officers, directors, or employees as to the subject matter hereof. Neither of the parties hereto has relied upon any oral representation of the other party.

23.           NOTICE

Any notice or communication required or permitted to be given by any party to the other pursuant to this Agreement shall be sent to such party’s address for notices set forth below the signature of that party below, shall be given by facsimile or by prepaid airmail post and shall be deemed to have been given upon receipt at the address of the party to whom addressed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Distributor and Evolucia Europe have caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

EVOLUCIA EUROPE SP. Z O.O.

By:
Name
Title

EVOLUCIA DISTRIBUTION SP. Z O.O.

By:
Name:
Title:

 Schedule 1.1(a)
Territory

Monaco

Malta

Vatican City

Netherlands

San Marino

Belgium

United Kingdom

Germany

Liechtenstein

Italy

Switzerland

Andorra

Luxembourg

Czech Republic

Moldova

Denmark

Poland

Slovakia

France

Hungary

Portugal

Albania

Serbia

Slovenia

Austria

Romania

Ukraine

Greece

Republic of Macedonia

Croatia

Spain

Bosnia i Herzegovina

Bulgaria

Lithuania

Ireland

Montenegro

Belarus

Latvia

Estonia

Sweden

Finland

Norway

Russia

Kazakhstan

Iceland

Schedule 4.2
Additional Agreements

1. Inventia USA LLC – exclusive distribution rights in Poland

Exhibit C
Manufacturing Agreement
MANUFACTURING AND ASSEMBLY AGREEMENT

This MANUFACTURING AND ASSEMBLY AGREEMENT (the “Agreement”) is made as of the ____ day of _______ 2013 (the “Effective Date”), by and between Evolucia Lighting Inc., a Florida corporation with its principal office at 6151 Lake Osprey Drive, Third Floor, Sarasota, Florida 34240 (“Evolucia”) and Evolucia Europe Sp. z o.o., a Polish corporation with its principal office at 09-402 Płock, ul. Chopina 46, Poland (“JV”) (each a “Party” and collectively the “Parties”).

Recitals:

WHEREAS, Evolucia, a subsidiary of Evolucia Inc. (“ILED”),  a public company which files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is trading on the OTC Markets and OTCBB under the symbol “ILED”, is presently manufacturing, marketing, distributing and selling its LED outdoor products containing its patented Aimed OpticsTM technology;

WHEREAS, JV is a joint venture established by Evolucia and Sunovia Energy Technologies Europe Sp. z o.o., a Polish corporation (“SETE”) for the sole purpose of the marketing, manufacturing and distribution of the complete portfolio of Evolucia Products (as defined below) in the Territory (as defined below) according to the terms set forth in the Master Agreement and stipulated herein;

WHEREAS, the parties acknowledge and accept the fact that the JV is entitled and obliged, according to the Master Agreement, to enter into a further distribution agreement (according to Exhibit B1 to the Master Agreement) and transfer the distribution rights received under the Distribution Agreement (as defined in the Master Agreement) to Evolucia Distribution, a Polish corporation, a wholly-owned subsidiary of SETE, that will be established by SETE after signing Master Agreement (“Evolucia Distribution”).

WHEREAS, the parties acknowledge and accept the fact that the JV is entitled and obliged, according to the Master Agreement, to enter into a further manufacturing agreement (according to Exhibit C1 to the Master Agreement) and transfer the manufacturing rights received under the Manufacturing Agreement (as defined in the Master Agreement) to SETE.

WHEREAS, the parties acknowledge and agree that SETE will be sole and exclusive manufacturer of Products and SETE will then sell the Products to the JV who will then sell the Products to Evolucia Distribution. SETE will contribute to Evolucia Distribution the capital required to distribute the Products within the Territory.

WHEREAS, the parties acknowledge and accept that despite the fact that SETE will be exclusive manufacturer of the Products within the Territory, in the event SETE is not able to provide enough quantity of Products ordered by customers within the Territory, then the JV may place the manufacturing order with Evolucia pursuant to each purchase order.

WHEREAS, in accordance with the terms set forth herein and in the Master Contract and in consideration for making a payment of ELEVEN MILLION DOLLARS (USD $11,000,000)(the “Payment”),  JV shall receive the “manufacturing and distribution” rights which also include the right to organize at its sole distraction manufacturing process including, but not limited to, a right to enter into an agreement with SETE (a contract manufacturer) which shall receive the exclusive manufacturing rights within the Territory and shall establish a manufacturing and assembly facility (the “Facility”) and shall acquire all needed tooling for the Facility to be used in the exclusive manufacturing, assembly, packaging and shipping (the “Services”) of the complete portfolio of Evolucia`s, ILED`s and their subsidiaries` products designed and/or developed and/or manufactured by Evolucia, ILED and their subsidiaries (which are produced now and in the future), including but not limited to the LED lighting products (the “Products”) within the countries set forth on Exhibit A (the “Territory”) in order to fulfill all orders as provided by end customers; and

WHEREAS, parties understand that exclusive manufacturing right means that Evolucia shall not appoint or entitle any third party as a manufacturer of the Products within the Territory and that Joint Venture will not manufacture, assemble, package or ship any product that is competitive with the Products.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
MANUFACTURING AND ASSEMBLY

1.1.	Evolucia agrees to perform and comply with the following during the Term of this Agreement:

A.	Evolucia shall support JV and SETE at establishing the Facility including the following obligations:
i.	Provide standard plans of a Facility (building),
ii.	Provide standard plans of a production line,
iii.	Provide specifications of all machines, tooling etc. necessary for the manufacturing of the products with a proposed suppliers of such machines, tooling etc.
iv.	Support at the process of purchase of machine lines, enabling the use of Evolucia discounts
v.	Provide technical advice and support at the process of choosing and purchase of the machine lines, including appointing an Evolucia employee with a proper experience for assistance
vi.	Cooperate with the Polish engineers at the final acceptance of the plans of the Facility and the production line
vii.	Support at the process of obtaining all needed certificates, permits for machines, tooling etc.

B.	Evolucia shall support JV and SETE at the process of the construction of the Facility including the following obligations:
i.	Appointing an expert visiting the construction site (technical advice).
ii.	Support at the process of organizing the production line with support at the production start-up and product samples manufacturing
iii.	Training program for the workers and the management of the Facility

C.	Evolucia shall support JV and SETE at the manufacturing of the Products including the following obligations:
i.
Provide all plans, licenses, specifications, permits, standards needed for the products manufacturing and distribution that are in Evolucia`s possession and Evolucia will apply for and obtain (at its own expense) and provide to JV the main approvals, certificates allowing the sale of Products within the Territory (such as CE certification in the European Union) as well as provide reasonable guidance to the JV in its efforts to obtain any further plans, licenses, specifications, permits, standards.  Further, JV will have a license to utilize patents, trademarks, know-how (e.g. manufacturing methods), plans, specifications, standards etc. needed for a legal manufacturing of the Products and distributing the Products to clients.

ii.	Assistance in resolving material technical problems including using best efforts in sending a technical expert to the Facility site to resolve any issues.
iii.	Support in resolving complaints regarding the production line (machines, tooling).
iv.
Provide all documents, rights and support with a due advance to enable JV to prepare and adapt production for a new additional Products to provide that the JV will be able to manufacture all Products sold by Evolucia, ILED or their subsidiaries.

D.	Territory
i.	Evolucia is obliged to forward to JV any purchase orders that would concern the Territory even if the customer places the order directly to Evolucia or to any third person.
ii.	Evolucia, ILED and their subsidiaries, partners and clients shall be prohibited from providing Services within the Territory.

1.2           Products.

A.           Products.  Effective as of the date of  payment by JV to Evolucia as set forth under Section 3.1(i) of this Agreement, JV shall exclusively have the rights to organize the Services with respect to the Products. Present products are more particularly described in the product specifications (the “Specifications”).  Evolucia shall provide such services and technical support as needed by JV obligations of Evolucia set forth in Section 1.  JV shall only be entitled to provide the Services with respect to the Products sold in the Territory by JV to Evolucia Distribution and by Evolucia Distribution to clients or a third person appointed by Evolucia Distribution as sub-distributors which such appointment must be approved by the Joint Venture.  If JV is unable to adequately provide the Products pursuant to the market needs in the Territory, then Evolucia, at the request of the JV, will accept purchase orders to deliver the Products for the period of time in which JV is unable to adequately provide the Products.

B.           Specifications.  Evolucia shall provide to JV all product Specifications (existing now or created in the future) following the execution of this Agreement not later than September 15, 2013, subject that Cobra Head Generation II Specification shall be provided to SETE not later than April 15, 2013.  As part of the Specifications, Evolucia will provide to JV the graphics for the labels and packaging for the Products (the “Shipping Materials”).

C.           Tooling and Components for Products.  JV or a third person appointed by JV shall bear the cost for all tooling needed in order that JV may provide the Services in connection with the Products (the “Tooling Cost”).  JV or a third person appointed by JV will finance and pay for all components and packaging materials required to manufacture and deliver the Products under this Agreement. Evolucia may recommend suppliers to JV who will review such supplier and, may, at its election, approve and utilize such suppliers.   Evolucia is obliged to provide JV a list of suppliers of all components and packaging materials required to manufacture and deliver the Products that can be utilized by JV. Evolucia will provide all help and support needed by JV in contacts with such suppliers. All intellectual property relating to such Products will be held by Evolucia.  JV shall not supply any Products for sale to third parties other than Evolucia Distribution without the prior written consent of Evolucia.

D.          Branding.  Products manufactured by JV shall be labeled and packaged as directed by Evolucia. All Products manufactured by JV under this Agreement will bear only Evolucia’s (or its subsidiaries) and JV marking, unless otherwise directed by Evolucia.

E.       Limited Manufacture and Sale Rights.  Evolucia shall forward all sales leads within the Territory to Joint Venture, provided, however, Evolucia is not required to place any purchase order from outside the Territory with the Joint Venture.

F.           Private Label Restriction.   JV shall not sell, furnish or give any Product bearing Evolucia’s label to any other person or entity except for Evolucia Distribution. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this provision and that Evolucia shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not be the exclusive remedies for a breach by JV of this provision but shall be in addition to all other remedies available to Evolucia at law or in equity.

G.           Limited Rights.  Evolucia does not have the right to sell Products within the Territory and JV will not be entitled to manufacture, assemble, package or ship any product that is competitive with the Products.  However, the parties acknowledge and accept that despite the fact that SETE will be exclusive manufacturer of the Products within the Territory, in the event SETE is not able to provide enough quantity of Products ordered by customers within the Territory, then the JV may place the manufacturing order with Evolucia pursuant to each purchase order.

1.3           Prices and Terms.

A. Pricing.    JV will conduct the price policy for the Products at its sole discretion.

B. Facility Approval. All Products shall be assembled at SETE’s facility, which such facility must be approved by Evolucia in writing.

1.4           Limitation of Liability.

1.4.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER AS THE RESULT OF BREACH OF CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER THEORY, subject to section 1.4.2-1.4.3 below.

1.4.2. EVOLUCIA SHALL BE LIABLE FOR JV`S AND/OR SETE`S LOST PROFITS CAUSED AS A RESULT OF BREACH OF THE FOLLOWING CONTRACT OBLIGATIONS:

-	EVOLUCIA`S OBLIGATION TO GRANT AND HOLD JV`S AND SETE`S EXCLUSIVE MANUFACTURING RIGHTS IN RESPECT TO THE PRODUCTS ACCORDING TO THE PROVISIONS OF THIS AGREEMENT;

1.4.3. EVOLUCIA`S LIABILITY SET FORTH IN SECTION 1.4.2. COVERS ONLY PROFITS LOST BY SETE AND/OR JV ON EACH PRODUCT WHICH WAS NOT MANUFACTURED AND  ASSEMBLED BY SETE AND/OR JV AND WAS MANUFACTURED AND ASSEMBLED BY SOMEONE OTHER THAN JV OR SETE DUE TO EVOLUCIA`S BREACH OF THE OBLIGATIONS SET FORTH ABOVE.

1.5           Product Quality; Warranties.

A.           Warranty.  JV warrants all Product manufactured and sold hereunder to be free from defect in manufacturing, under normal and proper storage, installation, and use for the period of five (5) years for each Product commencing from the date JV ships the Product to clients. JV will deliver the Products in full compliance with Evolucia’s quality standards to be provided by Evolucia. JV warrants that the Product will conform to the Specifications, attached to this Agreement. JV shall ensure compliance with Specifications for all Products and, for this purpose, shall inspect the Products prior to shipment to client in accordance with established quality control procedures.  Any substantial changes in the manufacturing process or materials for the Products must be approved in writing by Evolucia.

B.           Laws.  Both Parties and the Product shall comply with the laws of the country where the product is produced, assembled and shipped to for sale.  Both Parties have and shall maintain in good standing all necessary licenses, permits, authorizations and approvals required by or from of the country where the product is produced, assembled and shipped to for sale, and any approvals necessary and agreed upon by both Parties from industry regulatory bodies.

C.           Limited Warranty.  THE FOREGOING WARRANTY TERMS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. JV MAKE NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THESE TERMS AND CONDITIONS, AND JV EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED.

D.           JV Recall.  In the event that JV shall have a duty to recall any Product or any post-sale duty to provide a warning with respect to a Product prepared for sale by JV under this Agreement, whether issued voluntarily or involuntarily under order of any governmental or judicial agency or authority, JV shall so notify Evolucia within forty-eight (48) hours and shall provide any necessary or reasonably requested information, including the scope of and reason for the Product recall or warning.  In such event, JV shall recall the affected Product or provide the warning to Evolucia and JV`s clients and shall reimburse JV`s clients for all reasonable, related costs and expenses incurred by JV`s clients, including replacement of recalled Products and other associated expenses.  If the above described recall and cost and expenses result from reasons attributable to Evolucia then Evolucia shall reimburse JV for all such costs and expenses.

1.6           Conforming Product.  It is the responsibility of JV to ensure that only conforming Product is delivered to its clients. In the event that a Product nonconformance is identified, JV will notify Evolucia and JV`s clients and immediately contain, inspect, segregate and correct Product in its facilities to assure that clients will not receive additional shipments of suspect Product until the cause of the nonconformance that has been identified and controlled. If the above described situation results from reasons attributable to Evolucia then Evolucia shall reimburse JV for all costs and expenses incurred by JV in connection with such action.

1.6           Identification and Traceability. The Products shall be marked with the date of manufacture enabling the relevant lot to be traced back to the date, and location of production.

1.8           Reports by JV.

A.           Reporting Requirements.  JV shall provide to Evolucia information about entering into agreement with SETE or another subcontractor.  JV shall report on all changes in manufacturing process, location of manufacture, use of any subcontractors and other conditions that could reasonably be expected to affect quality, volume or timeliness of delivery.

B.           Notification Requirements.  SETE shall immediately notify Evolucia when it becomes aware that an act or omission of a third party vendor or subcontractor will cause, or has caused, a problem or delay in performance, and shall use commercially reasonable efforts to work with Evolucia to prevent or circumvent such problem or delay.

1.9           Indemnification and Insurance.

A.           JV’s Indemnification.  To the fullest extent permitted by law, JV shall indemnify, defend and hold Evolucia harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) in which (1) death, personal injury or property damage is caused, directly or indirectly, by the Product as sold and delivered hereunder, to the extent such damages are caused by the negligence or willful misconduct of JV or its subcontractors; or (2) there is a failure of the Products to comply with any express or implied warranty of JV or any other subcontractor; provided that this indemnity shall be null and void to the extent such liability, loss or expense, or claim therefor, results directly from the designs or Specifications provided by Evolucia or any of its employees or representatives during term of this Agreement or the gross negligence of Evolucia during or after the term of this Agreement or AS THE RESULT OF BREACH OF CONTRACT by Evolucia, WARRANTY of Evolucia, OR TORT by Evolucia.

B.           Evolucia’s Indemnification.  To the fullest extent permitted by law, Evolucia shall indemnify, defend and hold JV harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) arising out of, relating to or in connection with (1) violations of any patent, trademark, copyright, trade secret or other intellectual property rights relating to JV’s use of Evolucia or Evolucia brand or other Evolucia or Evolucia trademarks that do not result from the negligent acts or omissions of JV or (2) in which death, personal injury or property damage is alleged to have been caused, directly or indirectly, by the Product, to the extent resulting from the negligent or intentional acts or omissions of Evolucia, in particular BREACH OF CONTRACT by Evolucia, WARRANTY of Evolucia, OR TORT by Evolucia.

               C.           Claim Notification.  Any indemnification hereunder shall be conditioned on the Party seeking indemnification promptly notifying the other Party of such indemnification claim and furnishing the indemnifying Party with copies of all suit papers from third parties relating thereto, if applicable.  The Party seeking indemnification shall cooperate with the indemnifying Party in the defense of such claims or suits; provided, however, the obligation to grant power of attorney, to enable attendance at negotiations and any admission of the claim are subject to prior written consent of indemnifying party.

D.           Insurance.  JV agrees to maintain the following insurance coverage during the term of this Agreement:  general liability with broad form manufacturer’s endorsement (written on an occurrence basis) in amounts of not less than industry standards for per occurrence events; and excess liability (umbrella form) in an amount of not less than industry standards which shall be primary to any coverage, deductible or self-insured retention of Evolucia.  The foregoing policy or policies shall be issued by financially sound insurers licensed to do business in all  countries in which Evolucia sells the Product.  Evolucia shall be named as an additional insured on all such policies as its interests appear.  Such policies shall include a clause prohibiting cancellation thereof without thirty (30) days prior written notice to Evolucia. JV shall provide a certificate of insurance evidencing the above coverages.

ARTICLE II
MANUFACTURING FEE

2.1           Manufacturing Fee.  In consideration for entering into this Agreement, JV will make a payment to Evolucia in the aggregate amount of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS (USD $5,500,000) by August 31, 2013;  provided, however, the JV will make the above payment no later than 14 days from receiving the above payment from SETE and/or Evolucia Distribution and/or an entity appointed by SETE (subject to prior written consent of the JV).

ARTICLE III
MISCELLANEOUS

3.1           Confidentiality.

In the course of performing this Agreement or otherwise, either Party may obtain confidential or proprietary information about the other, which information may include, but is not limited to: sales data, markets analyses, profitability information, activity-based cost reports and financial documents, as well as all information and all tangible forms of information including, but not limited to, documents, drawings, patents and trademarks, specifications, prototypes, samples, and the like, provided such information is marked as “confidential” or “proprietary, or would otherwise reasonably be understood as confidential, and also includes the existence of a commercial relationship between the parties (“Confidential Information”).  Each Party agrees (1) to use such Confidential Information only in connection with their performance under this Agreement, (2) to internally disclose such information only to those employees, advisors, auditors who need to know such information in order to perform their duties in furtherance of this Agreement, and (3) not to disclose such information to any third party, except as required by law or government agency, or with the prior written consent of Evolucia, provided Evolucia is given notice and opportunity to intervene.

Confidential Information does not include any information which (a) was known by or in the possession of the other party prior to disclosure, (b) is or becomes generally known to the public through no fault of the receiving party, (c) is rightfully received from a third party without restriction on disclosure and not, to the knowledge of recipient, in breach of any obligation of confidentiality, or (d) is independently developed by the recipient without use of the Confidential Information.

The confidentiality obligations described herein shall commence on the date of disclosure of the Confidential Information and shall continue (a) for Confidential Information which qualifies as a trade secret under applicable law, at all times thereafter so long as such Confidential Information so qualifies as a trade secret; and (b) for all other Confidential Information, for a period of five (5) years following such disclosure.

Upon termination of this Agreement for whatever reason, each Party shall return or destroy all Confidential Information and copies thereof belonging to the other Party, as the other Party directs in writing; provided, however, that each receiving Party may retain one archival copy thereof, to be stored in a secure location in accordance with this section, for the purposes of determining and enforcing any continuing confidentiality obligations.

It is understood and agreed that money damages would not be a sufficient remedy for any breach of this section and that Evolucia shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not be the exclusive remedies for a breach by JV of this provision but shall be in addition to all other remedies available to Evolucia at law or in equity.

JV expressly acknowledges that ILED is a public company and subject to the public company reporting requirements imposed by the Securities and Exchange Commission. JV further acknowledges and agrees that it and its affiliates and agents are prohibited under Federal securities laws from purchasing or selling any securities of ILED while in possession of any material non-public information concerning Evolucia or ILED.

3.2           Code of Conduct. Both Parties shall comply with the principles and requirements of the 'Code of Conduct for ‘Evolucia’s Suppliers' attached hereto as Exhibit B (hereinafter referred to as the 'Code of Conduct').

A.
Assessment.  If requested by Evolucia, JV shall not more than once a year either – at its option – provide Evolucia with (i) a written self-assessment in the form provided by Evolucia, or (ii) a written report approved by Evolucia describing the actions taken or to be taken by SETE to assure compliance with the Code of Conduct.

B.
Inspection.  Evolucia and its authorized agents and representatives and/or a third party appointed by Evolucia and reasonably acceptable to Evolucia, shall be entitled (but not obliged) to conduct – also at JV’s premises – inspections in order to verify JV’s compliance with the Code of Conduct.

C.
Requirements.  Any inspection may only be conducted upon prior written notice by Evolucia, during regular business hours, in accordance with the applicable data protection law and shall neither unreasonably interfere with JV’s business activities nor violate any of JV’s confidentiality agreements with third parties. JV shall reasonably cooperate in any inspections conducted. Each Party shall bear its expenses in connection with such inspection.

3.3           Reservation Clause.  The products or services rendered under this or any agreement between these Parties must be in conformance with national and international foreign trade and customs requirements, including any embargos, sanctions or directives, or such agreement may be subject to termination.

3.4           Term and Termination.

A.           Term.  The initial term of this Agreement shall begin on the date set forth above and shall continue for a period of twenty (20) years.  Thereafter, the term of this Agreement automatically shall be extended for additional periods of one (1) year each, unless either Party terminates this Agreement as of the end of the then-current term by giving written notice to the other Party at least sixty (60) days prior to the expiration thereof.  Notwithstanding the foregoing, this Agreement may be terminated by either Party pursuant to the terms of this section.

 The entry into force of this Agreement is condition to payment by JV of the Payment as set forth in Section 2.1 of this Agreement.

B.           Termination.

Either party may terminate this Agreement by giving a written notice of termination to the other party:
(a)           if the other party becomes insolvent and remains insolvent for a period of one (1) year, or any voluntary (i.e. filed or commenced by all members of JV`s Board Management jointly) or involuntary petition for bankruptcy or for corporate reorganization is filed by or against the other party, , or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, only if the same is not dismissed and the court declares other party finally and validly bankrupt ; or

(b)           if the whole or any substantial part of the business of the other party relating to this Agreement is transferred to a third party by agreement, order of court of otherwise.

Evolucia may terminate this Agreement if JV breaches Section 1.2(G) or 2.1 of this Agreement and such breach is not cured for a period of sixty (60) days.

Evolucia may terminate this Agreement without notice if the whole or over 50% of the ownership or control over the voting power of the JV is changed (does not apply to changes of Evolucia`s shares in the JV).

C.           Post-Termination Payments.  Upon expiration or termination of this Agreement for any reason, Evolucia shall pay SETE for all finished Product that SETE has in its inventory on the date of expiration or termination, as the result of Purchase Orders issued by Evolucia, provided that SETE delivers such Product to Evolucia within twenty-one (21) days of such order and the Product meets the requirements of the Specifications and applicable law and regulation.

D.           Pre-Termination Obligations.  Termination of this Agreement shall not relieve the parties from the obligations which have accrued prior to such termination pursuant to the provisions of this Agreement.

E.           Return of Property and Components.

F.           Good Faith Resolution.  In the event of a dispute under this Agreement, the parties hereby agree to negotiate in good faith to attempt to resolve the dispute prior to initiation of any litigation.

3.5           Notices.

All notices required by this Agreement shall be deemed given when personally delivered, sent by overnight delivery or by first class mail, postage prepaid, to the following:

If to Evolucia or ILED, to:

Evolucia Lighting Inc.
6151 Lake Osprey Drive, Third Floor
Sarasota, Florida 34240
Attn.: Chief Executive Officer

With a copy to:

Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Attention: Stephen M. Fleming

If to JV, to:

Evolucia Europe Sp. z o.o.
09-402 Płock, ul. Chopina 46
Attention: Arkadiusz Pietrzykowski, President

or to such other person or address as each Party may from time to time designate in writing.

3.6           FORCE MAJEURE. NEITHER PARTY WILL INCUR ANY LIABILITY TO THE OTHER ON ACCOUNT OF ANY LOSS OR DAMAGE RESULTING FROM ANY DELAY OR FAILURE TO PERFORM ALL OR ANY PART OF THIS AGREEMENT, IF SUCH DELAY OR FAILURE IS CAUSED, IN WHOLE OR IN PART, BY EVENTS, OCCURRENCES, OR CAUSES BEYOND THE REASONABLE CONTROL AND WITHOUT NEGLIGENCE OF THE DELAYED PARTY.  SUCH EVENTS, OCCURRENCES, OR CAUSES WILL INCLUDE, WITHOUT LIMITATION, ACTS OF NATURE, STRIKES OR LOCKOUTS, RIOTS, ACTS OF WAR OR TERRORISM, EARTHQUAKES, FIRE AND EXPLOSIONS, FLOOD, OR OTHER NATURAL DISASTERS, OR AN ACT OF GOVERNMENT.

3.7           OTHER.

A.           Governing Laws; Arbitration.  This Agreement shall be governed by and construed in accordance with the laws of the state in which the Products are manufactured

B.           Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the matters to which it relates, and supersedes all prior written or oral agreements, negotiations and correspondence.  The terms and conditions of this Agreement shall control over any contrary terms or conditions contained in purchase orders, invoices or other ordering, billing or shipping documentation.

C.           Modification.  This Agreement may not be modified except by a writing signed by both parties.

D.	Assignment.

This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Any unauthorized attempt to assign shall be null and void. However, JV may enter into a further manufacturing agreement with SETE (according to Exhibit C1 to the Master Agreement).

E.           Authority.  Each Party represents and warrants to the other that the person signing this Agreement on behalf of such Party has the requisite authority to bind such Party to the terms hereof.

F.           Invalid Terms.  In the event any term or provision of this Agreement is held to be invalid by a court of competent jurisdiction, the remainder of the Agreement shall remain in effect to the extent consistent with objectives of this Agreement.

J.   Contractors.  Nothing contained in this Agreement is intended, nor shall be so construed to constitute the parties hereto as employer-employee, partners, joint-ventures or as principal and agent.

K.          Headings.  The headings for each section or subsection within this Agreement are added for purposes of reference only and shall not be deemed to be part of this Agreement.

L.   Signatures. The Agreement or any amendment thereto may be executed and transmitted by electronic mail or facsimile and may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute the same instrument.

M. Prior to entering any discussions with a contract manufacturer or any other potential partner, JV and Evolucia will enter a non-disclosure agreement with such party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

	EVOLUCIA EUROPE SP. Z O.O.		EVOLUCIA LIGHTING INC.

By:		By:
	Name		Name
	Title		Title

	Witnessed:		Witnessed:

By:		By:
	Name:		Name
	Title:		Title

Exhibit A
Territory
Monaco

Malta

Vatican City

Netherlands

San Marino

Belgium

United Kingdom

Germany

Liechtenstein

Italy

Switzerland

Andorra

Luxembourg

Czech Republic

Moldova

Denmark

Poland

Slovakia

France
Hungary

Portugal

Albania

Serbia

Slovenia

Austria

Romania

Ukraine

Greece

Republic of Macedonia

Croatia

Spain

Bosnia i Herzegovina

Bulgaria

Lithuania

Ireland

Montenegro

Belarus

Latvia

Estonia

Sweden

Finland

Norway

Russia

Kazakhstan

Iceland

Exhibit B

Code of Conduct

This Code of Conduct defines the basic requirements placed on suppliers of goods and services of Evolucia Lighting, Inc. and its parent, subsidiary and affiliated companies [“Evolucia”] concerning their responsibilities towards their stakeholders and the environment. Evolucia reserve the right to reasonably change the requirements of this Code of Conduct due to changes of the Evolucia compliance program, but the JV written consent is needed, which such consent may not be unreasonably withheld. In such event Evolucia expects the supplier to accept those reasonable changes.

The supplier declares herewith:
▪	Legal compliance
o	to comply with the laws of the applicable legal system(s).
▪	Prohibition of corruption and bribery
o
To tolerate no form of and not to engage in any form of corruption or bribery, including any payment or other form of benefit conferred on any government official for the purpose of influencing decision making in violation of law.

▪	Respect for the basic human rights of employees1
o
to promote equal opportunities for and treatment of its employees irrespective of skin color, race, nationality, social background, disabilities, sexual orientation, political or religious conviction, sex or age;

o	to respect the personal dignity, privacy and rights of each individual;
o	to refuse to employ or make anyone work against his will;
o	to refuse to tolerate any unacceptable treatment of employees, such as mental cruelty, sexual harassment or discrimination;
o	to prohibit behavior including gestures, language and physical contact, that is sexual, coercive, threatening, abusive or exploitative;
o	to provide fair remuneration and to guarantee the applicable national statutory minimum wage;
o	to comply with the maximum number of working hours laid down in the applicable laws;
o	to recognize, as far as legally possible, the right of free association of employees and to neither favor nor discriminate against members of employee organizations or trade unions.
▪	Prohibition of child labor2
o	to employ no workers under the age of 15 or, in those countries subject to the developing country exception of the ILO Convention 138, to employ no workers under the age of 14.
▪	Health and safety of employees
o	to take responsibility for the health and safety of its employees;
o	to control hazards and take the best reasonably possible precautionary measures against accidents and occupational diseases;
o	to provide training and ensure that employees are educated in health and safety issues;
o	to set up or use a reasonable occupational health & safety management system.3
▪	Environmental protection4
o	to act in accordance with the applicable statutory and international standards regarding environmental protection;
o	to minimize environmental pollution and make continuous improvements in environmental protection;
o	to set up or use a reasonable environmental management system3.
▪	Supply chain
o	to use reasonable efforts to promote among its suppliers compliance with this Code of Conduct;
o	to comply with the principles of non discrimination with regard to supplier selection and treatment.

1 Declaration of Human Rights in Resolution 217 A (III) dated 10.12.1948, http://www.unhchr.ch/udhr/navigate/alpha.htm
2 Declaration of the International Labour Organisation on basic labour principles and rights www.ilo.org/public/english/standards/index.htm
3 Rio Declaration on the Environment and Development, http://www.un.org/esa/sustdev/documents/agenda21/index.htm

Exhibit C1
Further Manufacturing Agreement
MANUFACTURING AND ASSEMBLY AGREEMENT

This MANUFACTURING AND ASSEMBLY AGREEMENT (the “Agreement”) is made as of the ____ day of ______ 2013 (the “Effective Date”), by and between Evolucia Europe Sp. z o.o., a Polish corporation with its principal office at 09-402 Płock, ul. Chopina 46, Poland (“Evolucia Europe”) and Sunovia Energy Technologies Europe Sp. z o.o., a Polish corporation with its principal office at 09-402 Płock, ul. Chopina 46, Poland (“SETE”) (each a “Party” and collectively the “Parties”).

Recitals:

WHEREAS, Evolucia Lighting Inc., a Florida corporation with its principal office at 6151 Lake Osprey Drive, Third Floor, Sarasota, Florida 34240 (“Evolucia”), a wholly-owned subsidiary of Evolucia Inc. (“ILED”),  a public company which files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is trading on the OTC Markets and OTCBB under the symbol “ILED”, is presently manufacturing, marketing, distributing and selling its LED outdoor products containing its patented Aimed OpticsTM technology;

WHEREAS, Evolucia Europe is a joint venture established by Evolucia and SETE for the sole purpose of the marketing, manufacturing and distribution of the complete portfolio of Evolucia Products (as defined below) in the Territory (as defined below) according to the terms set forth in the Master Agreement entered between Evolucia and SETE on 19th day of March 2013 (the “Master Agreement”) and stipulated herein;

WHEREAS, the parties acknowledge and accept the fact that the Evolucia Europe is entitled and obliged, according to the Master Agreement, to enter into a further distribution agreement (according to Exhibit B1 to the Master Agreement) and transfer the distribution rights received under the Distribution Agreement (as defined in the Master Agreement) to Evolucia Distribution, a Polish corporation, a wholly-owned subsidiary of SETE, that will be established by SETE after signing Master Agreement (“Evolucia Distribution”).

WHEREAS, the parties acknowledge and accept the fact that the Evolucia Europe is entitled and obliged, according to the Master Agreement, to enter into this further manufacturing agreement (according to Exhibit C1 to the Master Agreement) and transfer the manufacturing rights received under the Manufacturing Agreement (as defined in the Master Agreement) to SETE.

WHEREAS, the parties acknowledge and agree that SETE will be sole and exclusive manufacturer of Products and SETE will then sell the Products to Evolucia Europe who will then sell the Products to Evolucia Distribution. SETE will contribute to Evolucia Distribution the capital required to distribute the Products within the Territory.

WHEREAS, the parties acknowledge and accept that despite the fact that SETE will be exclusive manufacturer of the Products within the Territory, in the event SETE is not able to provide enough quantity of Products ordered by customers within the Territory, then the Evolucia Europe may place the manufacturing order with Evolucia pursuant to each purchase order.

WHEREAS, in accordance with the terms set forth herein and in the Master Contract and in consideration for making a payment of ELEVEN MILLION DOLLARS (USD $11,000,000),  Evolucia Europe shall receive the “manufacturing and distribution” rights which also include the right to organize at its sole distraction manufacturing process including, but not limited to, a right to enter into an agreement with SETE (a contract manufacturer) which shall receive the exclusive manufacturing rights within the Territory and shall establish a manufacturing and assembly facility (the “Facility”) and shall acquire all needed tooling for the Facility to be used in the exclusive manufacturing, assembly, packaging and shipping (the “Services”) of the complete portfolio of Evolucia`s, ILED`s and their subsidiaries` products designed and/or developed and/or manufactured by Evolucia, ILED and their subsidiaries (which are produced now and in the future), including but not limited to the LED lighting products (the “Products”) within the countries set forth on Exhibit A (the “Territory”) in order to fulfill all orders as provided by end customers; and

WHEREAS, parties understand that exclusive manufacturing right means that Evolucia Europe shall not appoint or entitle any third party as a manufacturer of the Products within the Territory and that SETE will not manufacture, assemble, package or ship any product that is competitive with the Products.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
MANUFACTURING AND ASSEMBLY

1.2.	Evolucia Europe agrees to perform and comply with the following during the Term of this Agreement:

E.	Evolucia Europe shall support SETE at establishing the Facility including the following obligations:
i.	Provide standard plans of a Facility (building),
ii.	Provide standard plans of a production line,
iii.	Provide specifications of all machines, tooling etc. necessary for the manufacturing of the products with a proposed suppliers of such machines, tooling etc.
iv.	Support at the process of purchase of machine lines, enabling the use of Evolucia Europe or Evolucia discounts,
v.	Provide technical advice and support at the process of choosing and purchase of the machine lines, including appointing an Evolucia Europe or Evolucia employee with a proper experience for assistance,
vi.	Cooperate with the Polish engineers at the final acceptance of the plans of the Facility and the production line,
vii.	Support at the process of obtaining all needed certificates, permits for machines, tooling etc.

F.	Evolucia Europe shall support SETE at the process of the construction of the Facility including the following obligations:
i.	Appointing an expert visiting the construction site (technical advice).
ii.	Support at the process of organizing the production line with support at the production start-up and product samples manufacturing
iii.	Training program for the workers and the management of the Facility

G.	Evolucia Europe shall support SETE at the manufacturing of the Products including the following obligations:
i.
Provide all plans, licenses, specifications, permits, standards needed for the products manufacturing and distribution that are in Evolucia Europe`s possession and Evolucia will apply for and obtain (at its own expense) and provide to Evolucia Europe and then Evolucia Europe will provide to SETE the main approvals, certificates allowing the sale of Products within the Territory (such as CE certification in the European Union) as well as provide reasonable guidance to the SETE in its efforts to obtain any further plans, licenses, specifications, permits, standards.  Further, SETE will have a license to utilize patents, trademarks, know-how (e.g. manufacturing methods), plans, specifications, standards etc. needed for a legal manufacturing of the Products and distributing the Products to clients.

ii.	Assistance in resolving material technical problems including using best efforts in sending a technical expert to the Facility site to resolve any issues.
iii.	Support in resolving complaints regarding the production line (machines, tooling).
iv.
Provide all documents, rights and support with a due advance to enable SETE to prepare and adapt production for a new additional Products to provide that the SETE will be able to manufacture all Products sold by Evolucia Europe, or its subsidiaries.

H.	Territory
i.	Evolucia Europe is obliged to forward to SETE any purchase orders that would concern the Territory even if the customer places the order directly to Evolucia Europe or to any third person.

ii.	Evolucia Europe, and its subsidiaries, partners and clients shall be prohibited from providing Services within the Territory.

1.2           Products.

A.           Products.  Effective as of the date of  payment by SETE to Evolucia Europe as set forth under Section 3.1(i) of this Agreement, SETE shall exclusively have the rights to organize the Services with respect to the Products. Present products are more particularly described in the product specifications (the “Specifications”).  Evolucia Europe shall provide such services and technical support as needed by SETE obligations of Evolucia Europe set forth in Section 1.  SETE shall only be entitled to provide the Services with respect to the Products sold in the Territory by SETE to Evolucia Europe and by Evolucia Europe to Evolucia Distribution and by Evolucia Distribution to its clients or a third person appointed by Evolucia Distribution as sub-distributors which such appointment must be approved by Evolucia Europe.  If SETE is unable to adequately provide the Products pursuant to the market needs in the Territory, then SETE, hereby agrees that Evolucia Europe may place such purchase orders with Evolucia for the period of time in which SETE is unable to adequately provide the Products.

B.           Specifications.  Evolucia Europe shall provide to SETE all product Specifications (existing now or created in the future) following the execution of this Agreement not later than September 15, 2013, subject that Cobra Head Generation II Specification shall be provided to SETE not later than April 15, 2013.  As part of the Specifications, Evolucia Europe will provide to SETE the graphics for the labels and packaging for the Products (the “Shipping Materials”).

C.           Tooling and Components for Products.  SETE or a third person appointed by SETE shall bear the cost for all tooling needed in order that SETE may provide the Services in connection with the Products (the “Tooling Cost”).  SETE or a third person appointed by SETE will finance and pay for all components and packaging materials required to manufacture and deliver the Products under this Agreement. Evolucia Europe may recommend suppliers to SETE who will review such supplier and, may, at its election, approve and utilize such suppliers.   Evolucia Europe is obliged to provide SETE a list of suppliers of all components and packaging materials required to manufacture and deliver the Products that can be utilized by SETE. Evolucia Europe will provide all help and support needed by SETE in contacts with such suppliers. All intellectual property relating to such Products will be held by Evolucia.  SETE shall not supply any Products for sale to third parties other than Evolucia Europe without the prior written consent of Evolucia Europe.  SETE shall inventory and properly maintain any and all Product components and Product packaging materials in a secure, cool and dry location within SETE’s facility.  SETE warrants to Evolucia Europe that any and all materials provided to SETE and received by SETE will be securely stored and held in inventory until such time as they are required for Product manufacturing, assembly and delivery.  SETE explicitly understands and agrees that it shall be responsible for the replacement costs of any Product components and/or packaging materials that are damaged or destroyed at SETE’s location.

D.          Branding.  Products manufactured by SETE shall be labeled and packaged as directed by Evolucia Europe. All Products manufactured by SETE under this Agreement will bear only Evolucia Europe’s (or its subsidiaries) and SETE marking, unless otherwise directed by Evolucia Europe.

E.       Limited Manufacture and Sale Rights.  Evolucia Europe shall forward all sales leads within the Territory to Joint Venture, provided, however, Evolucia Europe is not required to place any purchase order from outside the Territory with the Joint Venture.

F.           Private Label Restriction.   SETE shall not sell, furnish or give any Product bearing Evolucia Europe’s label to any other person or entity except for Evolucia Europe. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this provision and that Evolucia Europe shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not be the exclusive remedies for a breach by SETE of this provision but shall be in addition to all other remedies available to Evolucia Europe at law or in equity.

G.           Limited Rights.  Evolucia Europe does not have the right to sell Products within the Territory and SETE will not be entitled to manufacture, assemble, package or ship any product that is competitive with the Products.  However, the parties acknowledge and accept that despite the fact that SETE will be exclusive manufacturer of the Products within the Territory, in the event SETE is not able to provide enough quantity of Products ordered by customers within the Territory, then the SETE may place the manufacturing order with Evolucia Europe pursuant to each purchase order.

1.3           Prices and Terms.

B. Pricing.    SETE  and Evolucia Europe will jointly develop the pricing policy for the Products.  In the event there is a dispute, Evolucia Europe may solicit quotes from three (3) manufacturers for the Products (the “Competitor List”).  If the SETE price for each of the Products is greater than the average price set forth on the Competitor List, then Evolucia Europe shall provide written notice to SETE of such event with a copy of the Competitor List (the “Pricing Event”).  Upon such notice of the Pricing Event, the pricing used hereunder shall be revised to reflect the Competitor List. The manufacturers set forth on the Competitor List will be reputable manufacturers and will maintain equal or higher standard of quality systems as maintained by SETE and its contractors as well as they will maintain equal or higher standard tooling, components, machines and will be obliged to fulfill equal or higher obligations as SETE shall fulfill according to conditions set forth in this Agreement.

C.	Facility Approval. All Products shall be assembled at SETE’s facility, which such facility must be approved by Evolucia Europe in writing.

D. Delivery.  SETE shall ship Product FBO Evolucia Europe’s location according to INCOTERMS 2010 to Evolucia Europe’s location, or to the location specified, in writing, by Evolucia Europe. Title to and risk of loss of the Product shall pass to Evolucia Europe upon actual delivery of the Product to the location specified by Evolucia Europe.

                E. Productivity.  SETE will seek to develop and implement productivity improvements.  SETE may request the assistance of Evolucia and Evolucia Europe in developing such productivity improvements.  Productivity savings cannot adversely affect product quality requirements, including those set forth in the product specifications.

1.4           Limitation of Liability.

1.4.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER AS THE RESULT OF BREACH OF CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER THEORY, subject to section 1.4.2-1.4.3 below.

1.4.2. EVOLUCIA EUROPE SHALL BE LIABLE FOR SETE`S AND/OR SETE`S LOST PROFITS CAUSED AS A RESULT OF BREACH OF THE FOLLOWING CONTRACT OBLIGATIONS:

-	EVOLUCIA EUROPE`S OBLIGATION TO GRANT AND HOLD SETE`S AND SETE`S EXCLUSIVE MANUFACTURING RIGHTS IN RESPECT TO THE PRODUCTS ACCORDING TO THE PROVISIONS OF THIS AGREEMENT;

1.4.3. EVOLUCIA EUROPE`S LIABILITY SET FORTH IN SECTION 1.4.2. COVERS ONLY PROFITS LOST BY SETE AND/OR SETE ON EACH PRODUCT WHICH WAS NOT MANUFACTURED AND  ASSEMBLED BY SETE AND/OR SETE AND WAS MANUFACTURED AND ASSEMBLED BY SOMEONE OTHER THAN SETE DUE TO EVOLUCIA EUROPE`S BREACH OF THE OBLIGATIONS SET FORTH ABOVE.

1.5           Product Quality; Warranties.

A.          Warranty.  SETE warrants all Product manufactured and sold hereunder to be free from defect in manufacturing, under normal and proper storage, installation, and use for the period of five (5) years for each Product commencing from the date SETE ships the Product to clients. SETE will deliver the Products in full compliance with Evolucia Europe’s quality standards to be provided by Evolucia Europe. SETE warrants that the Product will conform to the Specifications, attached to this Agreement. SETE shall ensure compliance with Specifications for all Products and, for this purpose, shall inspect the Products prior to shipment to client in accordance with established quality control procedures.  Any substantial changes in the manufacturing process or materials for the Products must be approved in writing by Evolucia Europe.

B.           Laws.  Both Parties and the Product shall comply with the laws of the country where the product is produced, assembled and shipped to for sale.  Both Parties have and shall maintain in good standing all necessary licenses, permits, authorizations and approvals required by or from of the country where the product is produced, assembled and shipped to for sale, and any approvals necessary and agreed upon by both Parties from industry regulatory bodies.

C.           Limited Warranty.  THE FOREGOING WARRANTY TERMS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. SETE MAKE NO REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THESE TERMS AND CONDITIONS, AND SETE EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED.

D.          SETE Recall.  In the event that SETE shall have a duty to recall any Product or any post-sale duty to provide a warning with respect to a Product prepared for sale by SETE under this Agreement, whether issued voluntarily or involuntarily under order of any governmental or judicial agency or authority, SETE shall so notify Evolucia Europe within forty-eight (48) hours and shall provide any necessary or reasonably requested information, including the scope of and reason for the Product recall or warning.  In such event, SETE shall recall the affected Product or provide the warning to Evolucia Europe and SETE`s clients and shall reimburse SETE`s clients for all reasonable, related costs and expenses incurred by SETE`s clients, including replacement of recalled Products and other associated expenses.  If the above described recall and cost and expenses result from reasons attributable to Evolucia Europe then Evolucia Europe shall reimburse SETE for all such costs and expenses.

1.6           Conforming Product.  It is the responsibility of SETE to ensure that only conforming Product is delivered to its clients. In the event that a Product nonconformance is identified, SETE will notify Evolucia Europe and SETE`s clients and immediately contain, inspect, segregate and correct Product in its facilities to assure that clients will not receive additional shipments of suspect Product until the cause of the nonconformance that has been identified and controlled. If the above described situation results from reasons attributable to Evolucia Europe then Evolucia Europe shall reimburse SETE for all costs and expenses incurred by SETE in connection with such action.

1.6           Identification and Traceability. The Products shall be marked with the date of manufacture enabling the relevant lot to be traced back to the date, and location of production.

1.8           Reports by SETE; Audit.

A.           Reporting Requirements.  SETE shall provide to Evolucia Europe information about entering into agreements with SETE`s additional subcontractors.  SETE shall report on all changes in manufacturing process, location of manufacture, use of any subcontractors and other conditions that could reasonably be expected to affect quality, volume or timeliness of delivery.

B.           Notification Requirements.  SETE shall immediately notify Evolucia Europe when it becomes aware that an act or omission of a third party vendor or subcontractor will cause, or has caused, a problem or delay in performance, and shall use commercially reasonable efforts to work with Evolucia Europe to prevent or circumvent such problem or delay.

C.           Evolucia Europe will have the right to inspect or audit, on reasonable prior notice, all production facilities used or contracted by SETE for the manufacture of Products.  Upon reasonable prior written notice from Evolucia of a proposed audit, SETE and its agents shall provide Evolucia Europe and any of its auditors with reasonable access to and any assistance that they may reasonably require, without violating Evolucia Europe’s or SETE’s confidentiality requirements to third parties.

1.9           Indemnification and Insurance.

A.           SETE’s Indemnification.  To the fullest extent permitted by law, SETE shall indemnify, defend and hold Evolucia Europe harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) in which (1) death, personal injury or property damage is caused, directly or indirectly, by the Product as sold and delivered hereunder, to the extent such damages are caused by the negligence or willful misconduct of SETE or its subcontractors; or (2) there is a failure of the Products to comply with any express or implied warranty of SETE or any other subcontractor; provided that this indemnity shall be null and void to the extent such liability, loss or expense, or claim therefor, results directly from the designs or Specifications provided by Evolucia Europe or any of its employees or representatives during term of this Agreement or the gross negligence of Evolucia Europe during or after the term of this Agreement or AS THE RESULT OF BREACH OF CONTRACT by Evolucia Europe, WARRANTY of Evolucia Europe, OR TORT by Evolucia Europe.

B.           Evolucia Europe’s Indemnification.  To the fullest extent permitted by law, Evolucia Europe shall indemnify, defend and hold SETE harmless from and against any third party claim, suit, action, liability, demand, cost or expense (including, but not limited to, court costs and reasonable attorney's fees) arising out of, relating to or in connection with (1) violations of any patent, trademark, copyright, trade secret or other intellectual property rights relating to SETE’s use of Evolucia Europe or Evolucia Europe brand or other Evolucia Europe or Evolucia Europe trademarks that do not result from the negligent acts or omissions of SETE or (2) in which death, personal injury or property damage is alleged to have been caused, directly or indirectly, by the Product, to the extent resulting from the negligent or intentional acts or omissions of Evolucia Europe, in particular BREACH OF CONTRACT by Evolucia Europe, WARRANTY of Evolucia Europe, OR TORT by Evolucia Europe.

           C.           Claim Notification.  Any indemnification hereunder shall be conditioned on the Party seeking indemnification promptly notifying the other Party of such indemnification claim and furnishing the indemnifying Party with copies of all suit papers from third parties relating thereto, if applicable.  The Party seeking indemnification shall cooperate with the indemnifying Party in the defense of such claims or suits; provided, however, the obligation to grant power of attorney, to enable attendance at negotiations and any admission of the claim are subject to prior written consent of indemnifying party.

D.           Insurance.  SETE agrees to maintain the following insurance coverage during the term of this Agreement:  general liability with broad form manufacturer’s endorsement (written on an occurrence basis) in amounts of not less than industry standards for per occurrence events; and excess liability (umbrella form) in an amount of not less than industry standards which shall be primary to any coverage, deductible or self-insured retention of Evolucia Europe.  The foregoing policy or policies shall be issued by financially sound insurers licensed to do business in all  countries in which Evolucia Europe sells the Product.  Evolucia Europe shall be named as an additional insured on all such policies as its interests appear.  Such policies shall include a clause prohibiting cancellation thereof without thirty (30) days prior written notice to Evolucia Europe. SETE shall provide a certificate of insurance evidencing the above coverages.

ARTICLE II
MANUFACTURING FEE

2.1           Manufacturing Fee.  In consideration for entering into this Agreement, SETE will make a payment to Evolucia Europe in the aggregate amount of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS (USD $5,500,000) by August 31, 2013.

ARTICLE III
MISCELLANEOUS

3.1           Confidentiality.

In the course of performing this Agreement or otherwise, either Party may obtain confidential or proprietary information about the other, which information may include, but is not limited to: sales data, markets analyses, profitability information, activity-based cost reports and financial documents, as well as all information and all tangible forms of information including, but not limited to, documents, drawings, patents and trademarks, specifications, prototypes, samples, and the like, provided such information is marked as “confidential” or “proprietary, or would otherwise reasonably be understood as confidential, and also includes the existence of a commercial relationship between the parties (“Confidential Information”).  Each Party agrees (1) to use such Confidential Information only in connection with their performance under this Agreement, (2) to internally disclose such information only to those employees, advisors, auditors who need to know such information in order to perform their duties in furtherance of this Agreement, and (3) not to disclose such information to any third party, except as required by law or government agency, or with the prior written consent of Evolucia Europe, provided Evolucia Europe is given notice and opportunity to intervene.

Confidential Information does not include any information which (a) was known by or in the possession of the other party prior to disclosure, (b) is or becomes generally known to the public through no fault of the receiving party, (c) is rightfully received from a third party without restriction on disclosure and not, to the knowledge of recipient, in breach of any obligation of confidentiality, or (d) is independently developed by the recipient without use of the Confidential Information.

The confidentiality obligations described herein shall commence on the date of disclosure of the Confidential Information and shall continue (a) for Confidential Information which qualifies as a trade secret under applicable law, at all times thereafter so long as such Confidential Information so qualifies as a trade secret; and (b) for all other Confidential Information, for a period of five (5) years following such disclosure.

Upon termination of this Agreement for whatever reason, each Party shall return or destroy all Confidential Information and copies thereof belonging to the other Party, as the other Party directs in writing; provided, however, that each receiving Party may retain one archival copy thereof, to be stored in a secure location in accordance with this section, for the purposes of determining and enforcing any continuing confidentiality obligations.

It is understood and agreed that money damages would not be a sufficient remedy for any breach of this section and that Evolucia Europe shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not be the exclusive remedies for a breach by SETE of this provision but shall be in addition to all other remedies available to Evolucia Europe at law or in equity.

SETE expressly acknowledges that ILED is a public company and subject to the public company reporting requirements imposed by the Securities and Exchange Commission. SETE further acknowledges and agrees that it and its affiliates and agents are prohibited under Federal securities laws from purchasing or selling any securities of ILED while in possession of any material non-public information concerning Evolucia Europe or ILED.

3.2           Code of Conduct. Both Parties shall comply with the principles and requirements of the 'Code of Conduct for ‘Evolucia Europe’s Suppliers' attached hereto as Exhibit B (hereinafter referred to as the 'Code of Conduct').

E.
Assessment.  If requested by Evolucia Europe, SETE shall not more than once a year either – at its option – provide Evolucia Europe with (i) a written self-assessment in the form provided by Evolucia Europe, or (ii) a written report approved by Evolucia Europe describing the actions taken or to be taken by SETE to assure compliance with the Code of Conduct.

F.
Inspection.  Evolucia Europe and its authorized agents and representatives and/or a third party appointed by Evolucia Europe and reasonably acceptable to Evolucia Europe, shall be entitled (but not obliged) to conduct – also at SETE’s premises – inspections in order to verify SETE’s compliance with the Code of Conduct.

G.
Requirements.  Any inspection may only be conducted upon prior written notice by Evolucia Europe, during regular business hours, in accordance with the applicable data protection law and shall neither unreasonably interfere with SETE’s business activities nor violate any of SETE’s confidentiality agreements with third parties. SETE shall reasonably cooperate in any inspections conducted. Each Party shall bear its expenses in connection with such inspection.

3.3           Reservation Clause.  The products or services rendered under this or any agreement between these Parties must be in conformance with national and international foreign trade and customs requirements, including any embargos, sanctions or directives, or such agreement may be subject to termination.

3.4           Term and Termination.

A.           Term.  The initial term of this Agreement shall begin on the date set forth above and shall continue for a period of twenty (20) years.  Thereafter, the term of this Agreement automatically shall be extended for additional periods of one (1) year each, unless either Party terminates this Agreement as of the end of the then-current term by giving written notice to the other Party at least sixty (60) days prior to the expiration thereof.  Notwithstanding the foregoing, this Agreement may be terminated by either Party pursuant to the terms of this section.

B.           Termination.

Either party may terminate this Agreement by giving a written notice of termination to the other party:
(a)           if the other party becomes insolvent and remains insolvent for a period of one (1) year, or any voluntary (i.e. filed or commenced by all members of SETE`s Board Management jointly) or involuntary petition for bankruptcy or for corporate reorganization is filed by or against the other party, , or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, only if the same is not dismissed and the court declares other party finally and validly bankrupt ; or

(b)           if the whole or any substantial part of the business of the other party relating to this Agreement is transferred to a third party by agreement, order of court of otherwise.

Evolucia Europe may terminate this Agreement is SETE breaches Section 1.2(G) or 2.1 of this Agreement and such breach is not cured for a period of sixty (60) days.

Evolucia Europe may terminate this Agreement without notice if the whole or over 50% of the ownership or control over the voting power of the SETE is changed (does not apply to changes of Evolucia Europe`s shares in the SETE).

This Agreement is automatically terminated in the event the Manufacturing and Assembly Agreement between Evolucia and Evolucia Europe is terminated.

C.           Post-Termination Payments.  Upon expiration or termination of this Agreement for any reason, Evolucia Europe shall pay SETE for all finished Product that SETE has in its inventory on the date of expiration or termination, as the result of Purchase Orders issued by Evolucia Europe, provided that SETE delivers such Product to Evolucia Europe within twenty-one (21) days of such order and the Product meets the requirements of the Specifications and applicable law and regulation.

D.           Pre-Termination Obligations.  Termination of this Agreement shall not relieve the parties from the obligations which have accrued prior to such termination pursuant to the provisions of this Agreement.

E.           Return of Property and Components.

F.           Good Faith Resolution.  In the event of a dispute under this Agreement, the parties hereby agree to negotiate in good faith to attempt to resolve the dispute prior to initiation of any litigation.

3.5           Notices.

All notices required by this Agreement shall be deemed given when personally delivered, sent by overnight delivery or by first class mail, postage prepaid, to the following:

If to Evolucia Europe, to:

Evolucia Europe Sp. z o.o.
………
……
Attn.: ………

With a copy to:

………

If to SETE, to:

Sunovia Energy Technologies Poland Sp. z o.o.
09-402 Płock, ul. Chopina 46
Attention: Arkadiusz Pietrzykowski, President

or to such other person or address as each Party may from time to time designate in writing.

3.6           FORCE MAJEURE.  NEITHER PARTY WILL INCUR ANY LIABILITY TO THE OTHER ON ACCOUNT OF ANY LOSS OR DAMAGE RESULTING FROM ANY DELAY OR FAILURE TO PERFORM ALL OR ANY PART OF THIS AGREEMENT, IF SUCH DELAY OR FAILURE IS CAUSED, IN WHOLE OR IN PART, BY EVENTS, OCCURRENCES, OR CAUSES BEYOND THE REASONABLE CONTROL AND WITHOUT NEGLIGENCE OF THE DELAYED PARTY.  SUCH EVENTS, OCCURRENCES, OR CAUSES WILL INCLUDE, WITHOUT LIMITATION, ACTS OF NATURE, STRIKES OR LOCKOUTS, RIOTS, ACTS OF WAR OR TERRORISM, EARTHQUAKES, FIRE AND EXPLOSIONS, FLOOD, OR OTHER NATURAL DISASTERS, OR AN ACT OF GOVERNMENT.

3.7           OTHER.

A.           Governing Laws; Arbitration.  This Agreement shall be governed by and construed in accordance with the laws of the state in which the Products are manufactured

B.            Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the matters to which it relates, and supersedes all prior written or oral agreements, negotiations and correspondence.  The terms and conditions of this Agreement shall control over any contrary terms or conditions contained in purchase orders, invoices or other ordering, billing or shipping documentation.

C.            Modification.  This Agreement may not be modified except by a writing signed by both parties.

D.           Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Any unauthorized attempt to assign shall be null and void. However, SETE may enter into a further manufacturing agreement with other entities upon a prior written consent of Evolucia Europe, which consent shall not be unreasonably withheld.

E.            Authority.  Each Party represents and warrants to the other that the person signing this Agreement on behalf of such Party has the requisite authority to bind such Party to the terms hereof.

F.            Invalid Terms.  In the event any term or provision of this Agreement is held to be invalid by a court of competent jurisdiction, the remainder of the Agreement shall remain in effect to the extent consistent with objectives of this Agreement.

N.   Contractors.  Nothing contained in this Agreement is intended, nor shall be so construed to constitute the parties hereto as employer-employee, partners, joint-ventures or as principal and agent.

O.           Headings.  The headings for each section or subsection within this Agreement are added for purposes of reference only and shall not be deemed to be part of this Agreement.

P.   Signatures. The Agreement or any amendment thereto may be executed and transmitted by electronic mail or facsimile and may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute the same instrument.

Q.   Prior to entering any discussions with a contract manufacturer or any other potential partner, SETE and Evolucia Europe will enter a non-disclosure agreement with such party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

	EVOLUCIA EUROPE SP. Z O.O.		EVOLUCIA LIGHTING INC.

By:		By:
	Name		Name
	Title		Title

	Witnessed:		Witnessed:

By:		By:
	Name:		Name
	Title:		Title

Exhibit A
Territory
Monaco

Malta

Vatican City

Netherlands

San Marino

Belgium

United Kingdom

Germany

Liechtenstein

Italy

Switzerland

Andorra

Luxembourg

Czech Republic

Moldova

Denmark

Poland

Slovakia

France

Hungary

Portugal

Albania

Serbia

Slovenia

Austria

Romania

Ukraine

Greece

Republic of Macedonia

Croatia

Spain

Bosnia i Herzegovina

Bulgaria

Lithuania

Ireland

Montenegro

Belarus

Latvia

Estonia

Sweden

Finland

Norway

Russia

Kazakhstan

Iceland

Exhibit B

Code of Conduct

This Code of Conduct defines the basic requirements placed on suppliers of goods and services of Evolucia Europe Lighting, Inc. and its parent, subsidiary and affiliated companies [“Evolucia Europe”] concerning their responsibilities towards their stakeholders and the environment. Evolucia Europe reserve the right to reasonably change the requirements of this Code of Conduct due to changes of the Evolucia Europe compliance program, but the SETE written consent is needed, which such consent may not be unreasonably withheld. In such event Evolucia Europe expects the supplier to accept those reasonable changes.

The supplier declares herewith:
▪	Legal compliance
o	to comply with the laws of the applicable legal system(s).
▪	Prohibition of corruption and bribery
o
To tolerate no form of and not to engage in any form of corruption or bribery, including any payment or other form of benefit conferred on any government official for the purpose of influencing decision making in violation of law.

▪	Respect for the basic human rights of employees1
o
to promote equal opportunities for and treatment of its employees irrespective of skin color, race, nationality, social background, disabilities, sexual orientation, political or religious conviction, sex or age;

o	to respect the personal dignity, privacy and rights of each individual;
o	to refuse to employ or make anyone work against his will;
o	to refuse to tolerate any unacceptable treatment of employees, such as mental cruelty, sexual harassment or discrimination;
o	to prohibit behavior including gestures, language and physical contact, that is sexual, coercive, threatening, abusive or exploitative;
o	to provide fair remuneration and to guarantee the applicable national statutory minimum wage;
o	to comply with the maximum number of working hours laid down in the applicable laws;
o	to recognize, as far as legally possible, the right of free association of employees and to neither favor nor discriminate against members of employee organizations or trade unions.
▪	Prohibition of child labor2
o	to employ no workers under the age of 15 or, in those countries subject to the developing country exception of the ILO Convention 138, to employ no workers under the age of 14.
▪	Health and safety of employees
o	to take responsibility for the health and safety of its employees;
o	to control hazards and take the best reasonably possible precautionary measures against accidents and occupational diseases;
o	to provide training and ensure that employees are educated in health and safety issues;
o	to set up or use a reasonable occupational health & safety management system.3
▪	Environmental protection4
o	to act in accordance with the applicable statutory and international standards regarding environmental protection;
o	to minimize environmental pollution and make continuous improvements in environmental protection;
o	to set up or use a reasonable environmental management system3.
▪	Supply chain
o	to use reasonable efforts to promote among its suppliers compliance with this Code of Conduct;
o	to comply with the principles of non discrimination with regard to supplier selection and treatment.

1 Declaration of Human Rights in Resolution 217 A (III) dated 10.12.1948, http://www.unhchr.ch/udhr/navigate/alpha.htm
2 Declaration of the International Labour Organisation on basic labour principles and rights www.ilo.org/public/english/standards/index.htm
3 Rio Declaration on the Environment and Development, http://www.un.org/esa/sustdev/documents/agenda21/index.htm